Exhibit 99.6

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this August 20, 2018 (the “Effective Date”), by and between PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (“Facilitator”), and SADDLETREE CAPITAL PARTNERS LLC, a Delaware limited liability company (“Purchaser”).  (Facilitator and Purchaser are sometimes referred to herein individually as a “Party”, and collectively as the “Parties” and upon the execution of the Joinder, the Hotel Owners shall also be deemed to be Parties hereto).

R E C I T A L S:

A.                                    Facilitator (and certain Affiliates) is seeking to enter into a certain Agreement and Plan of Merger (“Merger Agreement”) with LaSalle Hotel Properties, a Maryland real estate investment trust, and certain of its Affiliates (collectively, “LaSalle”), pursuant to which, subject to certain conditions, Facilitator shall acquire all of the issued and outstanding shares of LaSalle.

B.                                    LaSalle affiliates Viva Soma, LP, a Delaware limited partnership (“California Owner”), and Viva Soma Lessee, Inc., a Delaware corporation (“California Lessee;” California Owner and California Lessee are, as the context requires, individually and collectively referred to herein, “California Hotel Owner”), are collectively the owner of the California Property (as defined herein) relating to the hotel facility located 50 Third Street, San Francisco, California and commonly known as the Park Central San Francisco Hotel (the “California Hotel”).

C.                                    LaSalle affiliates PC Festivus, LLC, a Delaware limited liability company (“New York Owner”), and PC Festivus Lessee, LLC, a Delaware limited liability company (“New York Lessee;” New York Owner and New York Lessee are, as the context requires, individually and collectively referred to herein, “New York Hotel Owner;” the California Hotel Owner and the New York Hotel Owner are sometimes collectively referred to herein as the “Hotel Owners” and individually as a “Hotel Owner”), are collectively the owner of the New York Property (as defined herein) relating to the hotel facility located at 870 7th Avenue, New York, New York and commonly known as the Park Central New York Hotel (the “New York Hotel;” the California Hotel and the New York Hotel are sometimes collectively referred to herein as the “Hotels” and individually as a “Hotel”).

D.                                    Facilitator desires to cause the Hotel Owners to sell and Purchaser desires to purchase the Hotels on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Facilitator and Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions.  In addition to the terms defined above in the introduction and recitals to this Agreement, the following terms when used in this Agreement shall have the meanings set forth in this Section 1.1.

“Accounts Receivable” means all amounts which the Hotel Owners are entitled to receive from the operation of the Hotels (as to each Hotel separately) which are not paid as of the Closing which relate to the period prior to Closing, including, without limitation, charges for the use or occupancy of any guest, conference, meeting or banquet rooms or other facilities at the applicable Hotel, any restaurant, bar or banquet services, or any other goods or services provided at such Hotel and rental under any Tenant Leases.

“Acquisition Proposal” has the meaning set forth in Section 7.12.

“Affiliate” means, with respect to the Person in question, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For the purposes of this definition, the term “control” means the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of the Person in question, whether by the ownership of voting securities, contract or otherwise or (ii) the power of an administrative or managing general partner, manager or member of such Person.

“Agreement” has the meaning set forth in the introductory paragraph.

“Alternative Transaction” has the meaning set forth in Section 12.4.

“Applicable Law” means all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, Board of Fire Underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any court or Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question including, without limitation, Environmental Laws.

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Bookings” has the meaning set forth in Section 2.1(l).

“Business Day” means any day other than Saturday, Sunday or any federal legal holiday.

“California Hotel” has the meaning set forth in Recital B.

“California Hotel Owner” has the meaning set forth in Recital B.

“California Land” has the meaning set forth in Section 2.1(a).

“California Lessee” has the meaning set forth in Recital B.

“California Owner” has the meaning set forth in Recital B.

“California Property” has the meaning set forth in Section 2.1.

“California Real Property” has the meaning set forth in Section 2.1(b).

“Casualty” has the meaning set forth in Section 13.1.

“City Transfer Tax Return” has the meaning set forth in Section 9.3(f)(ii).

“Closing” has the meaning set forth in Section 9.1.

“Closing Date” has the meaning set forth in Section 9.1.

“Closing Documents” has the meaning set forth in Section 9.2.

“Closing Escrow” has the meaning set forth in Section 9.2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.

“Compensation” means all salaries and wages which the Employees are entitled to receive at the time in question, together with all employment taxes with respect thereto, including, without limitation (i) any withholding or employer contributions under the Federal Insurance Contribution Act and Federal Unemployment Taxes Act, (ii) any bonus or incentive compensation or severance; (iii) any accrued vacation days, sick days and personal days; and (iv) any health, welfare and other benefits provided to the Employees under the Employee Plans, and employer contributions to, and amounts paid or accrued under, the Employee Plans for the benefit of the Employees.

“Condemnation” has the meaning set forth in Section 13.2.

“Confidential Information” has the meaning set forth in Section 7.1(a).

“Contracts” means, as to each Hotel separately, collectively, the Equipment Leases and Operating Agreements.

“Cut-Off Time” has the meaning set forth in Section 10.1.

“Deeds” has the meaning set forth in Section 9.3(a).

“Earnest Money” has the meaning set forth in Section 3.2(a).

“Earnest Money Escrow” has the meaning set forth in Section 3.2(a).

“Effective Date” has the meaning set forth in the introductory paragraph.

“Employees” means all employees of Manager or any of its Affiliates who are employed full-time or part-time at the Hotels at the time in question.

“Employee Plans” means all plans and programs maintained by or on behalf of Manager or an Affiliate of Manager for the health, welfare or benefit of any Employees and/or their spouses, dependents or other qualified beneficiaries.

“Environmental Claims” means all claims for reimbursement or remediation expense, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with the presence or release of any Hazardous Substances over, on, in or under the Real Properties, or either of them, or the violation of any Environmental Laws with respect to the Hotels, or either of them.

“Environmental Laws” means Applicable Laws regulating or relating to any Hazardous Substances including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., (ii) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (iii) the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., (iv) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (v) the Clean Water Act, 33 U.S.C. § 1251 et seq., (vi) the Clean Air Act, 42 U.S.C. § 7401 et seq., (vii) the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., (viii) the Safe Drinking Water Act, 42 U.S.C. § 803 et seq., (ix) the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., (x) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. § 11001 et seq., (xi) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates exposure to Hazardous Substances), and similar state and local Applicable Law, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.

“Environmental Liabilities” means all liabilities or obligations of any kind or nature imposed on the Person in question pursuant to any Environmental Laws or in respect to Environmental Claims, including, without limitation, any (i) obligations to manage, control, contain, remove, remedy, respond to, clean up or abate any actual or potential release of Hazardous Substances or other pollution or contamination of any water, soil, sediment, air or other environmental media, whether or not located on the Real Properties, or either of them, and whether or not arising from the operations or activities with respect to the Hotels, or either of them, and (ii) liabilities or obligations with respect to the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation of any Hazardous Substances.

“Equipment Leases” has the meaning set forth in Section 2.1(h).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Facilitator or with any Hotel Owner, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Escrow Agent” shall mean the Title Company.

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“Excluded Property” has the meaning set forth in Section 2.2.

“Express Representations” has the meaning set forth in Section 5.2(a).

“Extended Outside Date” has the meaning set forth in Section 8.1.

“F&B” has the meaning set forth in Section 2.1(e).

“FF&E” has the meaning set forth in Section 2.1(c).

“Facilitator” has the meaning set forth in the introductory paragraph.

“Facilitator Default” has the meaning set forth in Section 12.1.

“Facilitator Indemnitees” means the Hotel Owners, Facilitator and its and their Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees, attorneys, accountants, consultants and agents, and the successors, assigns, legal representatives, heirs, devisees and donees of each of the foregoing.

“Governmental Authority” means any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Guest Ledger” means, as to each Hotel, all charges accrued to the open accounts of any guests or customers at the applicable Hotel as of the Cut-Off Time for the use and occupancy of any guest, conference, meeting or banquet rooms or other facilities at such Hotel, any restaurant, bar or banquet services, or any other goods or services provided at such Hotel.

“Hazardous Substances” means any hazardous or toxic substances, materials or waste, whether solid, semisolid, liquid or gaseous, including, without limitation, asbestos, polychlorinated biphenyls, petroleum or petroleum by-products (excluding any substances of kinds and amounts ordinarily used or stored in similar properties for purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws) and any other material or substance which is defined as a “hazardous substance”, “hazardous waste”, “toxic waste” or “toxic substance” under any Environmental Laws.

“Hotel” has the meaning set forth in Recital C.

“Hotel Owner” has the meaning set forth in Recital C.

“Hotel Owners” has the meaning set forth in Recital C.

“Hotels” has the meaning set forth in Recital C.

“Improvements” has the meaning set forth in Section 2.1(b).

“Indebtedness” of any Person means, without duplication:  (i) principal of, interest on and premium (if any) in respect of (x) indebtedness of such Person for money borrowed and (y) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property (other than for services and goods acquired in the ordinary course of business); (iii) all obligations of such Person that are required to be classified and accounted for as capital leases; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and any termination fees, prepayment penalties, “breakage” costs or similar payments associated with the repayment of such Indebtedness on the Closing Date.

“Indemnitee” means a Facilitator Indemnitee or a Purchaser Indemnitee, as applicable.

“Independent Contract Consideration” has the meaning set forth in Section 3.4.

“Initial Earnest Money” has the meaning set forth in Section 3.2(a).

“Intangible Property” has the meaning set forth in Section 2.1(k).

“Inventoried Baggage” has the meaning set forth in Section 11.3.

“Inventoried Safe Deposit Box” has the meaning set forth in Section 11.2.

“Joinder” has the meaning set forth in Section 7.10.

“Joinder Condition” means that the Hotel Owners shall have executed and delivered the Joinder Agreement appended to this Agreement as Annex I.

“Knowledge” means the actual knowledge of Thomas C. Fisher who is the representative of Facilitator familiar with the subject matter of the representations and warranties, but without any duty of inquiry and expressly excluding the knowledge of any other shareholder, trustee, partner, member, director, officer, manager, employee, agent or representative of Facilitator, California Hotel Owner, New York Hotel Owner, Manager or any of their respective Affiliates.  The foregoing individual is named in this Paragraph solely for the purpose of establishing the scope of Knowledge.  Such individual is not a party to this Agreement and shall have no personal liability for any of the representations or warranties hereunder.

“Land” has the meaning set forth in Section 2.1(a).

“LaSalle” has the meaning set forth in Recital A.

“Liabilities” means, with respect to the Person in question, any liability, obligation, commitment, damage, loss, diminution in value, debt, adverse claim, charge, expenditure, fee, penalty, fine, contribution, premium, cost or expense of any kind or nature whatsoever, whether known or unknown, foreseen or unforeseen, actual or contingent, asserted or unasserted, direct or indirect, accrued or unaccrued, liquidated or unliquidated, or due or to become due, including all costs and expenses relating thereto.

“Licenses and Permits” has the meaning set forth in Section 2.1(j).

“Lists” has the meaning set forth in Section 5.1(f).

“Management Agreements” means certain hotel management or operating agreements in effect as of the Effective Date with respect to the management and operation of the Hotels.

“Manager” means the manager or operator (or the like) under the Management Agreements.

“Manager Proprietary Materials” has the meaning set forth in Section 2.2(b).

“Merger Agreement” has the meaning set forth in Recital A.

“Merger Agreement Closing Condition” means collectively that (i) LaSalle, directly or indirectly through certain of its Affiliates, shall be the owner, and has the exclusive authority to direct the management and operation, of the Hotel Owners, and, as such, indirectly, the Hotels, (ii) the transactions contemplated by the Merger Agreement shall have been approved by the shareholders, partners and/or members, as applicable, of each of the parties thereto and a closing date shall have been set thereunder, and (iii) no injunction shall have been issued by any court of competent jurisdiction in connection with any lawsuit filed by any third party which would prohibit the consummation of the transactions contemplated by this Agreement and/or in the event any such injunction shall have been issued, the same shall have been dissolved and/or the lawsuit pursuant to which the same had been issued shall have been dismissed or adjudicated in favor of Facilitator and its Affiliates.

“Merger Agreement Earnest Money” has the meaning set forth in Section 3.2(a).

“Merger Agreement Execution Condition” means the execution and delivery by all parties thereto of the Merger Agreement.

“Multiemployer Pension Plan” has the meaning set forth in Section 7.9(c)(i).

“Natural Hazard Disclosure Requirements” has the meaning set forth in Section 4.1(d)

“Natural Hazard Disclosure Statement” has the meaning set forth in Section 4.1(e).

“Natural Hazards” has the meaning set forth in Section 4.1(d).

“Natural Hazards Report” has the meaning set forth in Section 4.1(e).

“New York Hotel” has the meaning set forth in Recital C.

“New York Hotel Owner” has the meaning set forth in Recital C.

“New York Land” has the meaning set forth in Section 2.1(a).

“New York Lessee” has the meaning set forth in Recital C.

“New York Owner” has the meaning set forth in Recital C.

“New York Property” has the meaning set forth in Section 2.1.

“New York Real Property” has the meaning set forth in Section 2.1(b).

“Notice” has the meaning set forth in Section 14.1(a).

“OFAC” has the meaning set forth in Section 5.1(f).

“Operating Agreements” has the meaning set forth in Section 2.1(i).

“Order” has the meaning set forth in Section 5.1(f).

“Outside Date” has the meaning set forth in Section 8.1.

“Parties” has the meaning set forth in the introductory paragraph.

“Party” has the meaning set forth in the introductory paragraph.

“Permitted Exceptions” means with respect to each parcel of Real Property:  (a) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to such Real Property which are not due and payable as of the Closing Date; (b) liens, easements, covenants, conditions, restrictions and other similar matters affecting title to such Real Property, but expressly excluding any lien securing Indebtedness of the Hotel Owners, any judgment liens of a monetary amount against the Hotel Owners or any of their Affiliates and any lien arising from the failure of the Hotel Owners, or either of them, to pay contractors, subcontractors or materials suppliers with whom they have contracted for labor or materials for the Properties or either of them; (c) the rights of tenants, as tenants only, under the Tenant Leases; and (d) matters as would be disclosed on accurate surveys of the Real Properties, which, in the case of the foregoing clauses (b), (c) and (d), do not or would not impair the use or occupancy of such Real Property in the operation of the Hotel Owners’ business as currently conducted thereon.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.

“Personal Property” means the portion of the Properties other than the Real Properties.

“Properties” has the meaning set forth in Section 2.1.

“Property” has the meaning set forth in Section 2.1.

“Prorations” has the meaning set forth in Section 10.1.

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the introductory paragraph.

“Purchaser Default” has the meaning set forth in Section 12.2.

“Purchaser Indemnitees” means Purchaser and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, managing members, managing principals, employees, attorneys, accountants, consultants, and agents, and the successors, assigns, legal representatives, heirs, devisees and donees of each of the foregoing.

“Real Properties” has the meaning set forth in Section 2.1(b).

“Real Property” has the meaning set forth in Section 2.1(b).

“Retail Merchandise” has the meaning set forth in Section 2.1(f).

“Settlement Statement” has the meaning set forth in Section 11.1.

“State Transfer Tax Return” has the meaning set forth in Section 9.3(f)(i).

“Supplies” has the meaning set forth in Section 2.1(d).

“Taxes” means any federal, state, local or foreign, real property, personal property, sales, use, room, occupancy, severance, stamp, payroll, employment, withholding, social security, unemployment, disability, vault, ad valorem, assessments, value added or other tax, assessments, levies, charges or fees of any kind whatsoever imposed on Facilitator, the Hotel Owners or the Properties or any portion thereof by any Governmental Authority, including, without limitation, any interest, penalty, or addition thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, or (ii) tax due on the transfer of real or personal property or similar taxes incurred with respect to the transaction contemplated in this Agreement.

“Tenant Leases” has the meaning set forth in Section 2.1(g).

“Title Company” means Commonwealth Land Title Insurance Company, whose address is 685 Third Avenue, New York, New York 10017, Attention:  Peter G. Doyle, Jr.

“Trade Payables” has the meaning set forth in Section 10.1(k).

“Transfer Report” has the meaning set forth in Section 9.3(f)(iii).

“Union” has the meaning set forth in Section 7.9(b)(ii).

“Union Contracts” has the meaning set forth in Section 7.9(b)(i).

“Union Employees” has the meaning set forth in Section 7.9(b)(i).

“Unions” has the meaning set forth in Section 7.9(b)(ii).

“WARN Act” means the Worker’s Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101, et seq., and any similar state and local Applicable Law, as amended from time to time, and any regulations, rules and guidance issued pursuant thereto.

“Withdrawal Liability” has the meaning set forth in Section 7.9(c)(ii)(1).

ARTICLE II

DESCRIPTION OF THE PROPERTY; EXCLUDED PROPERTY

Section 2.1                                    Description of the Property.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, Facilitator shall cause Hotel Owners to sell, convey, transfer, assign and deliver to Purchaser the following property and assets described in this Section 2.1 (such assets as to either of the Hotels is collectively referred to herein as the “Property,” or, as to the California Hotel as the “California Property” and as to the New York Hotel as the “New York Property,” and as to both of the Hotels is collectively referred to herein as the “Properties”), but expressly excluding the Excluded Property:

(a)                                 Land.  The land described in Schedule 2.1(a)-1, together with all appurtenant easements and any other rights and interests appurtenant thereto and benefiting such land including, without limitation, any development rights and entitlements (the “California Land”) and the land described in Schedule 2.1(a)-2, together with all appurtenant easements and any other rights and interests appurtenant thereto and benefiting such land including, without limitation, development rights and entitlements (the “New York Land;” the California Land and the New York Land are collectively referred to herein as the “Land”);

(b)                                 Improvements.  All buildings, structures and improvements located on or affixed to the Land and all fixtures on the Land which constitute real property under Applicable Law (the “Improvements”; the Land and the Improvements as to either of the Hotels are referred to collectively herein as the “Real Property,” as to the California Hotel as the “California Real Property” and as to the New York Hotel as the “New York Real Property,” and as to both of the Hotels as the “Real Properties”);

(c)                                  FF&E.  All right, title and interest of the Hotel Owners and their Affiliates in and to all fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, building systems, appliances, computer hardware, art work, security systems, key cards (together with all devices for coding and monogramming such key cards) and other items of tangible personal property which are located at the Hotels and used in the operation of the Hotels (the “FF&E”), other than such items that are leased by the applicable Hotel Owner, the Supplies, the F&B and the Retail Merchandise;

(d)                                 Supplies.  All right, title and interest of the Hotel Owners and their Affiliates in and to all china, glassware, silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping supplies, soap and other toiletries, stationery, menus and other printed materials, and all other similar materials and supplies, which are located at the Hotels and used in the operation of the Hotels (the “Supplies”), other than such items that are leased by the applicable Hotel Owner, the F&B and the Retail Merchandise;

(e)                                  Food and Beverage.  All right, title and interest of the Hotel Owners and their Affiliates in and to all food and beverages (alcoholic and non-alcoholic) which are located at the Hotels (whether opened or unopened), but expressly excluding any alcoholic beverages to the extent the sale or transfer of the same is not permitted under Applicable Law (the “F&B”) other than such items that are leased by the applicable Hotel Owner, the Supplies and the Retail Merchandise;

(f)                                   Retail Merchandise.  All right, title and interest of the Hotel Owners and their Affiliates in and to all merchandise located at the Hotels, including, without limitation, any gift shop or newsstand maintained by Hotel Owners or Manager, and held for sale to guests and customers of the Hotels (the “Retail Merchandise”), other than such items that are leased by the Hotel Owners, the Supplies and the F&B;

(g)                                  Tenant Leases.  All right, title and interest of the Hotel Owners and their Affiliates in and to any leases, subleases, licenses, concessions and similar agreements granting a real property interest to any other Person for the use or occupancy of any portion of the Real Properties (the “Tenant Leases”), together with all security deposits held by the applicable Hotel Owner thereunder;

(h)                                 Equipment Leases.  All right, title and interest of the Hotel Owners in and to all leases and purchase money security agreements for any equipment, machinery, furniture or other personal property located at the Hotels and used in the operation of the Hotels which are held by or on behalf of the applicable Hotel Owner (the “Equipment Leases”), together with all deposits made thereunder, to the extent such Equipment Leases and deposits are transferable;

(i)                                     Operating Agreements.  All right, title and interest of the Hotel Owners and their Affiliates in and to all maintenance, service and supply contracts, and credit card service agreements, including, without limitation, all contracts and agreements which are held by or on behalf of the Hotel Owners in connection with the operation of the Hotels, other than the Tenant Leases, Equipment Leases and Licenses and Permits (the “Operating Agreements”), together with all deposits made thereunder, to the extent such Operating Agreements and deposits are transferable;

(j)                                    Licenses and Permits.  All right, title and interest of the Hotel Owners and their Affiliates in and to all licenses, permits, consents, authorizations, approvals, registrations and certificates of any Governmental Authority held by the Hotel Owners and used in connection with the construction, ownership, occupancy or operation of the Hotels (the “Licenses and Permits”) (but excluding the Liquor Licenses), together with any deposits made by the Hotel Owners thereunder, to the extent such Licenses and Permits and deposits are transferable;

(k)                                 Intangible Property.  All of the following owned by, issued to or licensed to the Hotel Owners and their Affiliates as to their respective Hotel and used in connection with the operation of such Hotel, but only to the extent of such Hotel Owner’s rights and interests therein and only to the extent transferable:  (i) warranties and guaranties held by the applicable Hotel Owner pursuant to any Contracts or with respect to any Improvements or Personal Property; (ii) any transferable names, marks, logos and designs, other than those described in Section 2.2 below, used in the operation or ownership of the Land, Improvements or Personal Property associated with their Hotel or any part thereof; (iii) all computer hardware, telecommunications and information technology systems located at such Hotel and all computer software used in connection with any computer systems located at such Hotel, other than Manager Proprietary Property; (iv) direct dial telephone numbers for such Hotel; (v) all books and records located at the Hotel or in the possession or control of such Hotel Owner which relate solely to the operation of such Hotel; (vi) all plans and specifications, blueprints, architectural plans, engineering diagrams and similar items located at such Hotel or in the possession or control of such Hotel Owner which relate to such Hotel; (vii) all goodwill associated with such Hotel; (viii) any rights held by such Hotel Owner to receive or recover property, debt, or damages on a cause of action whether pending or not and whether arising in contract, tort, or otherwise, including rights to indemnification, damages for breach of warranty or any other event or circumstance, judgments, settlements, and proceeds from judgments and settlements, but only to the extent relating to such Hotel,; and (ix) all other property, assets, rights or interests owned by such Hotel Owner and located at such Hotel or otherwise used in the ownership and operation of such Hotel  (the “Intangible Property”);

(l)                                     Bookings.  All bookings and reservations for guest, conference, meeting and banquet rooms or other facilities at the Hotels that are made before the Closing Date (the “Bookings”), together with all deposits held by the Hotel Owners with respect thereto and any all books, records and contracts related thereto;

(m)                             Management Agreements.  All right, title and interest of the Hotel Owners and their Affiliates in and to the Management Agreements; and

(n)                                 Accounts Receivable.  All Accounts Receivable (including the Guest Ledger) as set forth in Section 10.2.

Section 2.2                                    Excluded Property.  Notwithstanding anything to the contrary in Section 2.1, the property, assets, rights and interests set forth in this Section 2.2 (the “Excluded Property”) are excluded from the Property:

(a)                                 Cash.  All cash on hand or on deposit in any house bank, operating account or other account maintained in connection with the ownership or operation of the Hotels including, without limitation, any FF&E/capital account or other reserve account held by or on behalf of the Hotel Owners or Manager pursuant to the Management Agreements;

(b)                                 Manager Proprietary Property.  (i) All software from time to time owned by, or leased or licensed on an exclusive basis to, Manager or Manager’s Affiliates, including, without limitation, any centralized system, including, without limitation, the reservation system, property management system and e-mail, internet and internal computer network systems (including, without limitation, revisions or enhancements to otherwise commercially available software) together with related source and object codes, (ii) all trademarks, trade names, service marks, symbols, logos, copyrighted materials and other intellectual property rights held by Manager or any of its Affiliates and all depictions thereof, either graphic or verbal (the “Manager Proprietary Materials”), (iii) Manager’s operating handbooks (including employee manuals, training materials, user manuals, and maintenance procedures), (iv) Manager’s operating policies and procedures, (v) Manager’s reporting and budgeting formats, (vi) Manager’s (or any Affiliate’s) promotional materials, (vii) recipes, (viii) customer information and customer contact lists for guests, patrons and groups patronizing the Properties, including Manager’s guest loyalty program records (other than any such customer or guest information necessary to honor Bookings in accordance with the terms of this Agreement), (ix) data and information on potential guests or groups, not otherwise guests or groups patronizing the applicable Hotel, (x) financial records of Manager, the Hotel Owners and their respective Affiliates and all books and records of Manager, the Hotel Owners or their respective Affiliates (excluding records and information necessary to honor Bookings in accordance with this Agreement, or otherwise relating to Liabilities assumed by Purchaser in accordance with this Agreement), (xi) information relating to other hotels leased, managed or operated by Manager, (xii) information which the Hotel Owners reasonably determine may not be disclosed by Hotel Owners or its Affiliates under applicable privacy or identity theft laws, and (xiii) signs and other fixtures and personal property at the Hotels which bear any of the Manager Proprietary Materials;

(c)                                  Hotel Owners Proprietary Property.  (i) All software from time to time owned by, or leased or licensed on an exclusive basis to, the Hotel Owners or the Hotel Owners’ Affiliates, (ii) all trademarks, trade names, service marks, symbols, logos, copyrighted materials and other intellectual property rights held by the Hotel Owners or any of their Affiliates and all depictions thereof, either graphic or verbal, in each case, solely to the extent not used in connection with the ownership or operation of the Hotels, (iii) the Hotel Owners’ reporting and budgeting formats, and (iv) corporate or other entity governance records, corporate level federal and state income tax returns of the Hotel Owners and their Affiliates and internal financial analyses of the Hotel Owners or their Affiliates; and

(d)                                 Third-Party Property.  Any fixtures or personal property owned by (i) the lessor under any Equipment Leases, (ii) the supplier or vendor under any Contracts or Licenses and Permits, (iii) the tenant under any Tenant Leases, (iv) any Employees, (v) any guests or customers of the Hotels, (vi) Manager, or (vii) any Person other than the Hotel Owners or their Affiliates.

Section 2.3                                    Assumed Liabilities.  At Closing, upon the terms and subject to the conditions set forth in this Agreement, the Purchaser shall assume, pay, perform and discharge the following, and only the following, Liabilities of the Hotel Owners (the “Assumed Liabilities”):

(a)                                 all Liabilities of the Hotel Owners under the Contracts, Tenant Leases, Management Agreements, Bookings, Union Contracts and Licenses and Permits (in each case, to the extent transferred to Purchaser at Closing) and those owed to Employees, solely to the extent arising from the operation of the Hotels after the Closing, but excluding, for the avoidance of doubt, any Liabilities relating to or arising out of any breach or violation of any Contract, Tenant Lease, Management Agreement, Booking, Union Contract or License and Permit that occurred at or prior to Closing;

(b)                                 all Liabilities to the extent based on or relating to events, facts, circumstances or conditions occurring or existing in connection with, or arising out of, the operation of the Properties after the Closing or the ownership, possession, use or sale of the Properties  after the Closing, but excluding, for the avoidance of doubt, any Excluded Liabilities; and

(c)                                  all Liabilities that would otherwise constitute Excluded Liabilities but for which (and only to the extent which) Purchaser receives a credit against the Purchase Price pursuant to this Agreement.

Section 2.4                                    Excluded Liabilities.  Except for the Assumed Liabilities, Purchaser shall not assume, and Hotel Owners shall retain all Liabilities to the extent based on or relating to events, facts, circumstances or conditions occurring or existing in connection with, or arising out of, the operation of the Properties prior to Closing or the ownership, possession, use or sale of the Properties prior to Closing (except to the extent of any credit for any the same given against the Purchase Price as provided herein) (collectively, the “Excluded Liabilities”).  Without limiting the generality of the foregoing, the following shall constitute Excluded Liabilities notwithstanding any other provision of this Agreement:

(a)                                 all Liabilities relating to the Excluded Property;

(b)                                 all Liabilities of Facilitator (and its Affiliates) arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement (except to the extent assumed under this Agreement), the Merger Agreement, the other instruments and agreements to be delivered or entered into in connection herewith or therewith, and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

(c)                                  all Liabilities relating to complaints, causes of action, litigation or similar matters instituted against Facilitator or the Hotel Owners or related to the Properties, as applicable, relating to or arising out of any actions, omissions, circumstances or conditions or events occurring at or prior to the Closing or with respect to the Merger Agreement, except, in all cases, as may have been caused by Purchaser;

(d)                                 any Indebtedness of the Hotel Owners; and

(e)                                  all Liabilities arising out of (i) Taxes with respect to the Properties for periods prior to the Cut-Off Time except to the extent of any credit for the same given against the Purchase Price as provided herein, or (ii) Taxes of Facilitator for any Tax period.

ARTICLE III

PURCHASE PRICE; EARNEST MONEY

Section 3.1                                    Purchase Price.  The purchase price for the Properties is Seven Hundred Fifteen Million and 00/100 Dollars ($715,000,000.00) (the “Purchase Price”), which shall be adjusted at Closing pursuant to Article X and as otherwise expressly provided in this Agreement.

Section 3.2                                    Earnest Money.

(a)                                 Deposit of Earnest Money.  Within one (1) Business Day after the Effective Date, Purchaser shall deposit with Escrow Agent an amount equal to $5,000,000.00 in immediately available U.S. federal funds (the “Initial Earnest Money”) pursuant to the provisions of this Section 3.2. In the event that Facilitator or its applicable Affiliates and LaSalle enter into the Merger Agreement, within two (2) Business Days after the later of the satisfaction of (i) the Merger Agreement Execution Condition, and (ii) the Joinder Condition (provided that, for the purposes of this clause (ii), if applicable, the Joinder Condition  shall be deemed satisfied in the event and on the date Purchaser waives the Joinder Condition as permitted under Section 8.4 below), Purchaser shall deposit with Escrow Agent an amount equal to $20,000,000.00 (the “Merger Agreement Earnest Money” and, together with the Initial Earnest Money, the “Earnest Money”).  The Earnest Money shall be non-refundable to Purchaser in the event of any subsequent termination of this Agreement and shall be paid to Facilitator, except as otherwise expressly provided in this Agreement.  The Earnest Money shall be held by Escrow Agent in escrow (the “Earnest Money Escrow”) pursuant to this Section 3.2.  This provision shall survive the termination of this Agreement.

(b)                                 Investment of Earnest Money.  The Earnest Money shall be invested in accordance with the terms of this Agreement, and all interest and other amounts earned on the Earnest Money shall constitute additional Earnest Money for all purposes in this Agreement.  The Earnest Money shall be invested by Escrow Agent in a commercial bank or banks acceptable to Facilitator and Purchaser in a money market fund, or in such other investments as shall be selected by Purchaser and approved in writing by Facilitator.  All fees, costs and expenses of the Earnest Money Escrow shall be shared equally between Facilitator and Purchaser, except that Purchaser shall pay any fees, costs or expenses with respect to the investment of the Earnest Money and Purchaser shall bear the risk of loss of the Earnest Money.

(c)                                  Disbursement of Earnest Money.  At Closing, Escrow Agent shall disburse the Earnest Money to Hotel Owners as a part of payment of the Purchase Price, and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money disbursed to Hotel Owners, or if this Agreement is terminated, the Earnest Money shall be disbursed by Escrow Agent to Facilitator or Purchaser in accordance with the terms of this Section 3.2 and all obligations and liabilities of the Parties to each other shall terminate, except for those obligations hereunder which expressly survive termination of this Agreement.

(d)                                 Disbursement Request and Notice.  Upon not less than 5 Business Days’ prior written notice by a Party to the Escrow Agent and the other Party that it is entitled to a disbursement of the Earnest Money pursuant to the express terms of this Agreement, and provided that Escrow Agent shall have confirmed that the non-requesting Party shall have received the requesting Party’s notice, Escrow Agent shall deliver the Earnest Money to the Party requesting the same; provided, however, that if the other Party shall, within said 5 Business Day period, deliver to the requesting Party and the Escrow Agent a written notice that it disputes the claim to the Earnest Money, Escrow Agent shall proceed in accordance with (e) below.

(e)                                  Interpleader.  Facilitator and Purchaser mutually agree that in the event of any dispute regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money’s disposition, the Escrow Agent shall not take any action, but instead shall await a final court order, decree or judgment, which is not subject to appeal, relating to the Earnest Money or, at the Escrow Agent’s option, the Escrow Agent may interplead all Parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys’ fees.  Facilitator or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing Party in accordance with the other provisions of this Agreement.

(f)                                   Liability of Escrow Agent.  The Parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the Parties, and that the Escrow Agent shall not be liable to either of the Parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its grossly negligent acts and for any loss, cost or expense incurred by Facilitator or Purchaser resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties.  Facilitator and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving gross negligence on the part of the Escrow Agent.

Section 3.3                                    Payment of Purchase Price.  At Closing, Escrow Agent shall disburse to Hotel Owners by wire transfer of immediately available funds an amount equal to the sum of:  (x) the Purchase Price, plus or minus (y) the Prorations (including the Accounts Receivable) pursuant to Section 10.1 and Section 10.2 and any other adjustments contained in this Agreement, and less (z) the Earnest Money disbursed to Hotel Owners.  Purchaser shall cause the wire transfer of such funds to be received by Hotel Owners on the Closing Date.

Section 3.4                                    Independent Contract Consideration. The sum of Five Hundred and No/100 Dollars ($500.00) (the “Independent Contract Consideration”) out of the Earnest Money Deposit is independent of any other consideration provided hereunder, shall be fully earned by Facilitator upon the Effective Date hereof, and is not refundable to Purchaser under any circumstances.  Accordingly, if this Agreement is terminated for any reason by either party, the Independent Contract Consideration shall be paid by the Escrow Agent to Facilitator.

ARTICLE IV

NO DUE DILIGENCE CONTINGENCY; TITLE INSURANCE

Section 4.1                                    No Due Diligence Contingency

(a)                                 No Due Diligence Contingency.  Purchaser expressly acknowledges that its obligations hereunder are not contingent or conditioned upon any inspection, due diligence or title insurance contingency or condition precedent.  The state of the physical or environmental condition of the California Property and/or the New York Property shall not be a condition to Purchaser’s obligation to consummate the Closing.

(b)                                 No Right of Access to the Properties.  Purchaser expressly acknowledges that it shall have no right to enter upon either of the Properties in its capacity as “Purchaser” hereunder and that Facilitator has no right to grant any right of access to the Properties; provided, however, that Facilitator shall, from and after the date of the Merger Agreement, upon Purchaser’s request, use its commercially reasonable efforts to permit Purchaser, its partners and potential partners, its lenders and its potential lenders, and each of their respective officers, employees, contractors, consultants, agents or representatives to obtain reasonable access to the Properties to the extent permitted pursuant to the Merger Agreement.  Notwithstanding the foregoing, Facilitator expressly acknowledges that (i) the existing Managers of the Hotels shall retain all of their rights under the applicable Management Agreements, and (ii) neither Purchaser nor any of its Affiliates have provided any information regarding the Hotels to Facilitator and Facilitator relied on its own determinations and investigations to reach agreement regarding the terms and conditions of this Agreement.

(c)                                  No Due Diligence Materials.  Purchaser expressly acknowledges that Facilitator is not in possession of and cannot and has not provided any of the customary due diligence materials that a seller of assets such as the Properties might otherwise normally provide.  Notwithstanding the foregoing, Facilitator shall, from and after the date of the Merger Agreement, upon Purchaser’s request, use its commercially reasonable efforts to provide information regarding the Properties to the extent permitted pursuant to the Merger Agreement.

(d)                                 Natural Hazards.  With respect to the California Hotel, for purposes hereof, the phrase “Natural Hazards” shall have the meaning described in the following California Code Sections which may affect the California Property:  Government Code Section 8589.3 (Special Flood Hazard);  Government Code Section 8589.5 (Potential Flooding); Government Code Sections 51178 and 51179 (Very High Fire Hazard Severity Zone);  Public Resources Code Section 2622 (Earthquake Fault Zone); Public Resources Code Section 2696 (Seismic Hazard Zone); and Public Resources Code Section 4125 (Wildland Forest Fire Risks and Hazards).  Purchaser acknowledges and agrees that Purchaser is an experienced real estate investor and is fully capable of determining whether any lists or maps delineating properties affected by such Natural Hazards are available and otherwise determining whether any such Natural Hazards affect any of the California Property.  Purchaser has, or by Closing will have, independently evaluated and investigated whether any or all of such Natural Hazards affect the California Property.  Based on the foregoing, Purchaser knowingly and intentionally waives any disclosures, obligations or requirements of California Hotel Owner or Facilitator with respect to Natural Hazards, including, without limitation, any disclosure obligations or requirements under the following California Code Sections: Government Code Sections 8589.3, 8589.4 and 51183.5 and Public Resources Code Sections 2621.9, 2694 and 4136 (the “Natural Hazard Disclosure Requirements”).  Purchaser acknowledges and agrees that this waiver has been specifically negotiated and is an essential aspect of the bargain between the Parties.

(e)                                  Natural Hazards Report.  With respect to the California Hotel, Purchaser shall obtain from Escrow Agent a Natural Hazard disclosure statement (“Natural Hazard Disclosure Statement”) in the form provided in California Civil Code Section 1103.2(a) to which Escrow Agent’s (in its capacity as a nature hazard expert) written report (the “Natural Hazards Report”) shall be attached.  Purchaser agrees that, if for any reason the provisions of the prior paragraph are not given full force and effect, said Natural Hazard Disclosure Statement and the Natural Hazards Report attached thereto fully and completely discharge Facilitator and California Hotel Owner from its or their disclosure obligations under the Natural Hazard

Disclosure Requirements.  For the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Facilitator and California Hotel Owner for errors or omissions not within its or their personal knowledge shall be deemed to apply.  Purchaser agrees that the Escrow Agent shall be deemed to be an expert in the preparation of Natural Hazards reports, dealing with matters within its scope of expertise with respect to the examination and Natural Hazards and that the Natural Hazard Disclosure Statement and Natural Hazards Report shall be deemed to have been provided to Purchaser at Purchaser’s request.  Purchaser further acknowledges and agrees that the matters set forth in the Natural Hazards Report may change on or prior to the Closing and that neither Facilitator nor California Hotel Owner shall have any obligation to update, modify or supplement the Natural Hazards Report

Section 4.2                                    Title and Survey.

(a)                                 Title Commitment and Survey.  Purchaser may obtain, at its sole cost and expense, either a Preliminary Title Report or, if available, a commitment for a standard CLTA form of Owner Title Insurance Policy from the Title Company for the California Real Property, together with a copy of all documents referenced therein and a standard ALTA form of Owner Title Insurance Policy from the Title Company for the New York Real Property, together with a copy of all documents referenced therein.

(b)                                 Title Insurance.  Purchaser shall have the right, prior to Closing, to negotiate for such title insurance coverage with respect to its proposed purchase of the Properties as Purchaser shall desire.  Notwithstanding the foregoing, Purchaser expressly acknowledges that, except for the Hotel Owners’ obligation to deliver title to the Real Properties pursuant to the Deeds subject only to the Permitted Exceptions, Purchaser’s satisfaction (or dissatisfaction) with the state of title or with the matters shown on any surveys of the Real Properties Purchaser may obtain shall not be a condition precedent to Purchaser’s obligations hereunder and that Purchaser shall have no right to terminate this Agreement on account of any matter affecting title to the Real Properties.

ARTICLE V

FACILITATOR’S REPRESENTATIONS AND WARRANTIES

Section 5.1                                    Representations and Warranties.  To induce Purchaser to enter into this Agreement and to consummate the transaction contemplated herein, Facilitator hereby makes, as of the date hereof, the representations and warranties in this Section 5.1, subject to the limitations set forth in Section 5.2.  Facilitator acknowledges that the following representations and warranties shall be true and correct in all material respects as of the Closing and Purchaser acknowledges that such representations and warranties shall not survive Closing and upon Closing shall be deemed merged with the Deeds.

(a)                                 Organization and Power.  Facilitator is validly existing in the State of Maryland.  To Facilitator’s Knowledge, the Hotel Owners are validly existing in the State of Delaware and are qualified to do business in the State of California, as to the California Hotel Owner, and the State of New York as to the New York Hotel Owner, and each has all requisite power and authority to own and operate its Property and its Hotel.

(b)                                 Authority and Binding Obligation.  (i) Facilitator has full power and authority to execute and deliver this Agreement and to perform all obligations arising under this Agreement,

(ii) the execution by the undersigned on behalf of Facilitator, and the delivery and performance of this Agreement by Facilitator has been duly and validly authorized by all necessary action on the part of Facilitator, and (iii) this Agreement constitutes the legal, valid and binding obligation of Facilitator enforceable against Facilitator in accordance with its terms.

(c)                                  Consents and Approvals; No Conflicts.  Except in connection with the transfer of the Licenses and Permits, and the recordation of any Closing Documents as appropriate, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the consummation by Facilitator of the transaction contemplated by this Agreement, and (ii) neither the execution and delivery of this Agreement by Facilitator, nor the consummation by Facilitator of the transaction contemplated under this Agreement, nor compliance by Facilitator with any of the terms of this Agreement will: (A) violate any provision of Facilitator’s organizational or governing documents; or (B) violate any Applicable Law to which Facilitator is subject.

(d)                                 Finders and Brokers.  Facilitator has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Facilitator in connection with the transaction contemplated by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction contemplated in this Agreement.

(e)                                  Foreign Person.  Facilitator is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code, and to Facilitator’s Knowledge, each Hotel Owner is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.

(f)                                   Patriot Act.  Neither Facilitator nor, to Facilitator’s Knowledge, any beneficial owner of the Hotel Owners: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 133224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable orders (such lists are collectively referred to as the “Lists”); (ii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order.

Section 5.2                                    Condition of the Properties.

(a)                                 Disclaimer.  Except for Facilitator’s express representations and warranties contained in this Agreement (collectively, the “Express Representations”), Facilitator and the Hotel Owners hereby specifically disclaim any warranty, guaranty, or representation, oral or written; past, present or future, of, as to, or concerning:  (i) the nature and condition of the Properties, including but not by way of limitation, the water, soil, geology and the suitability thereof, for any and all activities and uses which Purchaser may elect to conduct thereon, income to be derived therefrom or expenses to be incurred with respect thereto, or any obligations or any other matter or thing relating to or affecting the same; (ii) the manner of construction and condition and state of repair or lack of repair of any improvements located thereon; (iii) the nature and extent of any easement, right-of-way, lien, encumbrance or license reservation; and (iv) the compliance of the Properties or the operation of the Properties with any laws, rules, ordinances, or regulations of any government or other body.  EXCEPT FOR THE EXPRESS REPRESENTATIONS, NEITHER FACILITATOR NOR THE HOTEL OWNERS HAS MADE, AND NEITHER MAKES, ANY REPRESENTATIONS, WARRANTIES OR COVENANTS OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTIES INCLUDING, BUT NOT LIMITED TO, THE QUALITY OR CONDITION OF THE PROPERTIES, THE SUITABILITY OF THE PROPERTIES FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, COMPLIANCE BY THE PROPERTIES WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SPECIFICALLY, NEITHER FACILITATOR NOR HOTEL OWNERS MAKES ANY REPRESENTATIONS REGARDING HAZARDOUS WASTE, AS DEFINED BY THE LAWS OF THE STATES IN WHICH THE HOTELS ARE LOCATED AND ANY REGULATIONS ADOPTED PURSUANT THERETO OR THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR THE DISPOSAL OF ANY HAZARDOUS WASTE OR ANY OTHER HAZARDOUS SUBSTANCES IN OR ON THE PROPERTIES.  Purchaser agrees to accept the Properties at Closing in their then present AS IS condition WITH ALL FAULTS.

(b)                                 Condition of the Properties.  PURCHASER ACKNOWLEDGES AND AGREES THAT EITHER PURCHASER IS, OR HAS ENGAGED AND IS RELYING ON PERSONS WHO ARE, EXPERIENCED IN THE OWNERSHIP, DEVELOPMENT AND/OR OPERATION OF PROPERTIES SIMILAR TO THE PROPERTIES AND THAT PURCHASER IS SOPHISTICATED IN THE INVESTMENT, OWNERSHIP AND OPERATION OF PROPERTIES SIMILAR TO THE PROPERTIES AND THAT, IN ENTERING INTO THIS AGREEMENT, PURCHASER HAS CONSIDERED AND FULLY ACCEPTS THE FACT THAT IT HAS NOT AND WILL NOT HAVE AN OPPORTUNITY TO INSPECT AND EXAMINE THE PROPERTIES AND THAT, AS SUCH, PURCHASER FULLY ACCEPTS THE CONDITION OF THE PROPERTIES AND ALL OTHER ASPECTS OF THE PROPERTIES (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTIES) AS THAT CONDITION MAY EXIST ON THE CLOSING DATE.  PURCHASER HEREBY EXPRESSLY ASSUMES ALL RISKS, LIABILITIES, CLAIMS, DAMAGES AND COSTS (AND AGREES THAT NEITHER FACILITATOR NOR THE HOTEL OWNERS SHALL BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATED TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR OR OPERATION OF THE PROPERTIES.  PURCHASER EXPRESSLY RELEASES AND  DISCHARGES THE FACILITATOR INDEMNITEES FROM, AND WAIVES (TO THE EXTENT ALLOWED BY APPLICABLE LAW) ANY CLAIMS UNDER FEDERAL, STATE OR OTHER LAW THAT PURCHASER MIGHT OTHERWISE HAVE AGAINST THE FACILITATOR INDEMNITEES OR ANY OF THEM RELATING TO THE USE, CHARACTERISTICS OR CONDITION OF THE PROPERTIES, WHETHER NOW KNOWN OR UNKNOWN TO PURCHASER.

(c)                                  While the Parties have agreed that New York law shall govern under this Agreement, to the extent California law applies, Purchaser further agrees and acknowledges that, in giving the foregoing waivers and releases, it has with its legal counsel, considered any statute or other law that might apply to, and limit the effect of, Purchaser’s waiver and release herein and hereby knowingly waives the benefits of any such law and intends that it not be applicable here, including, but not limited to the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

/s/ Teri Behrens
Purchaser’s Initials

(d)                                 This Section shall survive the Closing.

ARTICLE VI

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Section 6.1                                    Representations and Warranties.  To induce Facilitator to enter into this Agreement and to consummate the transaction contemplated hereby, Purchaser hereby makes, as of the date hereof, the representations and warranties in this Section 6.1. Purchaser acknowledges that the following representations and warranties shall be true and correct in all material respects as of the Closing and Facilitator acknowledges that such representations and warranties shall not survive Closing.

(a)                                 Organization and Power.  Purchaser is duly incorporated or formed (as the case may be), validly existing and in good standing in the jurisdiction of its formation or organization, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b)                                 Authority and Binding Obligation.  (i) Purchaser has full power and authority to execute and deliver this Agreement and to perform all obligations arising under this Agreement, (ii) the execution by the undersigned on behalf of Purchaser, and the delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all necessary action on the part of Purchaser, and (iii) this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

(c)                                  Consents and Approvals; No Conflicts.  (i) Except in connection with the transfer of the Licenses and Permits, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the consummation by Purchaser of its obligations under this Agreement, and (ii) neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transaction contemplated under this Agreement, nor compliance by Purchaser with any of the terms of this Agreement will: (A) violate any provision of the organizational or governing documents of Purchaser; (B) violate any Applicable Law to which Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser is bound, except to the extent such violation, breach or default would not have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated hereby or Purchaser’s ownership or operation of the Hotels from and after the Closing.

(d)                                 Finders and Investment Brokers.  Neither Purchaser nor any of its Affiliates has dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Purchaser or its Affiliates in connection with the transaction contemplated by this Agreement in any manner which would entitle such Person to any fee or commission by, through or under Purchaser or any of its Affiliates in connection with this Agreement or the transaction contemplated in this Agreement.

(e)                                  Patriot Act.  Neither Purchaser nor any beneficial owner of Purchaser: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other Lists; (ii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order.

ARTICLE VII

COVENANTS

Section 7.1                                    Confidentiality; Exclusivity.

(a)                                 Disclosure of Confidential Information; Public Announcements.  Prior to Closing and in the event of any termination of this Agreement, Purchaser shall keep confidential and not make (and shall cause its Affiliates to keep confidential and not make) any public announcement or disclose to any Person the existence or any terms of this Agreement, any information disclosed by any documents, materials, data or other information with respect to the Hotels which is not generally known to the public and obtained by Purchaser (other than as a result of obtaining such information in any other capacity in which such Affiliate was entitled to receive such information) (the “Confidential Information”).  The term Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by Purchaser or its Affiliates in violation of this Agreement or (ii) was or becomes available to Purchaser or its Affiliates prior to its disclosure to Purchaser by Facilitator pursuant to this Agreement.   Notwithstanding the foregoing, Purchaser shall be permitted to disclose Confidential Information (i) to the extent required by court order or under Applicable Law, and (ii) on a “need-to-know” basis, to Purchaser’s shareholders, partners, members, trustees, beneficiaries, directors, officers, employees, attorneys, consultants, engineers, surveyors, lenders and investors whose assistance is required to consummate the transactions contemplated in this Agreement; provided, however, that Purchaser shall (a) advise such Person of the confidential nature of such Confidential Information and direct such Person to maintain the confidentiality of such Confidential Information and (b) be responsible for any failure of such Person to maintain the confidentiality of such information.

(b)                                 Communication with Governmental Authorities and Third Parties.  Purchaser shall not, through its employees, managers, agents, representatives or any other Person, directly or indirectly, initiate or pursue any communication with any Governmental Authorities, any Employees (or any Person representing any Employees), tenants, contract vendors and/or equipment lessors involving any matter with respect to the Hotels, the Employees or this Agreement; provided, however (i) the Managers (and Purchaser through the Managers) shall have the right to have communications with any Governmental Authorities, any Employees (or any Person representing any Employees), tenants, contract vendors and/or equipment lessors in the ordinary course of operating the Hotels and otherwise as would not require the consent of Hotel Owners (including, but not limited to, customary due diligence with respect to the Properties including (A) reviewing building department, zoning, health department and other Governmental Authority records with respect to the Properties, (B) the preparation of so-called “Phase I” environmental site assessment reports and zoning reports with respect to the Properties, and (C) the transfer or issuance of licenses and permits), provided that Purchaser shall cause the Managers to refrain from mentioning or revealing the existence of this Agreement prior to any public announcement of this Agreement by Facilitator or Hotel Owners pursuant to Section 7.1(c), and (ii) that nothing in this Section 7.1(b) shall limit the rights of Purchaser under the second sentence of Section 4.1(c).

(c)                                  Facilitator’s and/or the Hotel Owners’ Public Announcements.  It is expressly understood and agreed that Facilitator and/or the Hotel Owners shall have the right to make such public announcements of the transaction contemplated hereby (including therein reference to the Purchase Price), including in press releases and in filings with the Securities and Exchange Commission and other regulatory bodies, as Facilitator and/or the Hotel Owners shall require.  Notwithstanding the foregoing, to the extent any such public announcement references Purchaser or any of its Affiliates, Facilitator shall provide such public announcement (including any such public announcement of the Hotel Owners made available to Facilitator prior to publication) to Purchaser for review prior to publication thereof.

Section 7.2                                    No Obligation or Rights with Respect to Operation of the Hotels Prior to Closing.  Purchaser acknowledges that, subject to Section 7.11, Facilitator has no right to require any form of operation of the Hotels prior to Closing and Facilitator has no control whatsoever as to that operation.

Section 7.3                                    Liquor License and Liquor Inventory.  After Closing, Purchaser shall be permitted, at Purchaser’s sole cost and expense, to submit with the appropriate Governmental Authority applications for liquor licenses with respect to the Properties, and each of Facilitator and, subsequent to the earlier of (i) the execution of the Joinder, or (ii) the Closing, the Hotel Owners shall cooperate with, and provide assistance to, Purchaser in connection with the foregoing upon Purchaser’s reasonable request.  All liquor inventory will be sold to Purchaser subject to and in accordance with Applicable Law. In the event the Joinder Condition has been satisfied, Purchaser shall, with Hotel Owners’ commercially reasonable cooperation, use commercially reasonable efforts to obtain issuance of, at a minimum, temporary liquor licenses with respect to the Hotels.  If Purchaser is unable to obtain liquor licenses as of Closing, Hotel Owners (or the holder of the liquor licenses) and Purchaser shall enter into a customary interim liquor management agreement pursuant to which Hotel Owners (or the holder of the existing liquor licenses) shall manage the purchase, sale and service of alcoholic beverages at the Hotels.

Section 7.4                                    Bookings.  Purchaser shall honor all Bookings made prior to the Closing Date for any period on or after the Closing Date.

Section 7.5                                    Tax Contests.

(a)                                 Tax Year Terminating Prior to Closing Date.  Facilitator and/or the Hotel Owners shall retain the right to commence, continue and settle any proceeding to contest any Taxes for any tax year which terminates prior to the Closing Date. Facilitator and/or the Hotel Owners shall be entitled to any refunds or abatements of Taxes awarded in such proceedings.

(b)                                 Tax Year Including the Closing Date.  Facilitator and/or the Hotel Owners shall have the right, at their cost and expense, to commence, continue and settle any proceeding to contest any Taxes for any tax year which includes the Closing Date.  Notwithstanding the foregoing, if Purchaser desires to contest any Taxes for such tax year and the applicable Hotel Owner has not then commenced any proceeding to contest any such Taxes for such tax year, Purchaser shall provide written notice requesting that such Hotel Owner contest such Taxes.  If Facilitator and/or the applicable Hotel Owner desire to contest such Taxes, Facilitator and/or such Hotel Owner shall provide written notice to Purchaser within thirty (30) days after receipt of Purchaser’s request confirming that Facilitator and/or such Hotel Owner will contest such Taxes, in which case such Hotel Owner shall proceed to contest such Taxes, and Purchaser shall not have the right to contest such Taxes; provided that at Closing, Facilitator and/or such Hotel Owner shall transfer such contest to Purchaser for Purchaser to continue the prosecution of such contest. If Facilitator and/or such Hotel Owner fails to provide such written notice confirming that Facilitator and/or such Hotel Owner will contest such Taxes within such thirty (30) day period, Purchaser shall have the right to contest such Taxes.  Any refunds or abatements awarded in such proceedings shall be used first to reimburse the Party contesting such Taxes for the reasonable costs and expenses incurred by such Party in contesting such Taxes, and the remainder of such refunds or abatements shall be prorated between the applicable Hotel Owner and Purchaser as of the Cut-Off Time, and the Party receiving such refunds or abatements promptly shall pay such prorated amount due to the other Party.

(c)                                  Tax Year Commencing On or After Closing Date.  Purchaser shall have the right, at its cost and expense, to commence, continue and settle any proceedings to contest Taxes for any tax year which commences on or after the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings.

(d)                                 Cooperation.  Facilitator and the Hotel Owners, on the one hand, and Purchaser, on the other hand, shall use commercially reasonable efforts to cooperate with the Party contesting the Taxes (at no out-of-pocket cost or expense to the Party not contesting the Taxes other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) and to execute and deliver any documents and instruments reasonably requested by the Party contesting the Taxes in furtherance of the contest of such Taxes.

Section 7.6                                    Notices and Filings.  Subsequent to Closing, Facilitator and the Hotel Owners, on the one hand, and Purchaser, on the other hand, shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Party whose cooperation is requested, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to (i) provide written notice to, and obtain any necessary consents or approvals from, any Person under any Tenant Leases, Contracts, Licenses and Permits, and (ii) effect any registrations or filings with any Governmental Authority or other Person, regarding the change in ownership of the Hotels.

Section 7.7                                    Access to Information.  After the Closing, Purchaser shall provide reasonable access to the officers, employees, agents and representatives of Facilitator to

Purchaser’s books and records for the Hotels applicable solely to the period prior to Closing to facilitate the preparation of any documents required to be filed by Facilitator and/or either of the Hotel Owners under Applicable Law or the resolution of any audit, litigation or other proceeding, claim or charge made by any Person or insurance claim involving Facilitator and/or either of the Hotel Owners or any of its or their Affiliates; provided, however, that (A) such Facilitator Indemnitees shall provide reasonable prior notice to Purchaser; (B) Purchaser shall not be required to provide such access during non-business hours; (C) Purchaser shall have the right to accompany the officer, employees, agents or representatives of such Facilitator Indemnitees in providing access to its books and records as provided in this Section 7.7.  Purchaser, at its cost and expense, shall retain all books and records for the period prior to Closing with respect to the Hotels for a period of four (4) years after the Closing.  Additionally, after Closing, the Parties shall mutually cooperate with one another (at no or de minimis expense to the cooperating Party) to provide access to the Properties on such basis as they shall reasonably agree in connection with the settlement, payment and/or adjudication of any pre- or post-Closing Liabilities.

Section 7.8                                    Further Assurances.   Each of the Parties shall use their commercially reasonable efforts, subject to the terms and conditions of this Agreement (a) to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement, and (b) to cause the satisfaction at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. After the Closing, Facilitator and Purchaser shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to further effect the transactions contemplated in this Agreement and to address any reasonable requests either may have in connection with any legal requirement, tax audit, tax return or other reporting obligations.

Section 7.9                                    Employee Matters.

(a)                                 Employees.  Purchaser shall retain Manager to manage and operate both of the Hotels after Closing.  For a period of 180 days following Closing, Purchaser shall cause Manager not to layoff or terminate employees in a manner that would result in Liability for any Party under the WARN Act.  This Section 7.9(a) is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the Parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third party beneficiary hereto.

(b)                                 Union Contracts.

(i)                                     Purchaser acknowledges that as of the date hereof, certain Employees (collectively the “Union Employees”) engaged to work at the Hotels are subject to union contracts (collectively the “Union Contracts”).

(ii)                                  At the Closing, to the extent Manager is not a signatory or otherwise bound by the Union Contracts, and except as otherwise agreed to by the applicable Union, Purchaser shall, and/or Purchaser shall cause Manager to:  (i) assume the Union Contracts; (ii) recognize the respective unions (each a “Union” and collectively, the “Unions”) as exclusive collective bargaining representatives of the respective Union Employees employed at the Hotels;

and (iii) become a signatory to the Union Contracts, adopting the Union Contracts with respect to the Hotels.

(c)                                  Multiemployer Pension Plans.

(i)                                     None of Facilitator or, to Facilitator’s Knowledge, any of the Hotel Owners is or was an “employer” with respect to either of the Hotels for purposes of Title IV of ERISA, and subsequent to the Closing Date, Purchaser will also not be an “employer” with respect to either of the Hotels for purposes of Title IV of ERISA. The “employer” with respect to each of the Hotels for purposes of Title IV of ERISA is the Manager, and the Manager prior to and immediately following the Closing Date and transaction effected by this Agreement shall be the same entity. As a result, none of Facilitator or any of the Hotel Owners has nor, subsequent to the Closing Date, Purchaser shall have, an obligation to contribute to the multiemployer pension plans with respect to the California Hotel and the New York Hotel, respectively, as set forth on Schedule 7.9(c) attached hereto (each a “Multiemployer Pension Plan”).

(ii)                                  Notwithstanding the foregoing, in the event that it is alleged that the transactions contemplated by this Agreement may constitute a claimed partial or complete withdrawal by Facilitator or a Hotel Owner as determined under Title IV of ERISA, then the Parties agree as follows:

(1)                                 The purpose of this Section 7.9(c)(ii) is to satisfy the requirements of ERISA Section 4204 so that the transactions contemplated by this agreement will not result in any Party incurring any liability under Section 4201 of ERISA with respect to each such Multiemployer Pension Plan (“Withdrawal Liability”).  Each of the Parties mutually agree to cooperate in effecting the purposes of this Section 7.9(c)(ii) both before and after the Closing.

(2)                                 The Parties acknowledge and agree that Section 4204 of ERISA shall apply to the extent that the sale of the Properties otherwise would result in the imposition of liability on Facilitator or Hotel Owners due to a complete withdrawal or a partial withdrawal of Hotel Owners from any such Multiemployer Pension Plan pursuant to Section 4201, 4203 or 4205 of ERISA.  Accordingly, the Parties acknowledge and agree as follows:

a.                                      Purchaser acknowledges and agrees that, following the Closing, Purchaser shall contribute (or shall cause Manager to contribute) to each Multiemployer Pension Plan with respect to the Property for substantially the same number of contribution base units (as defined in Section 4001(a)(11) of ERISA) for which Hotel Owners (or Manager as agent for Hotel Owners) or the ERISA Affiliate of any of them had an obligation to contribute to the Multiemployer Pension Plan with respect to the Employees, within the meaning of ERISA Section 4204(a)(1)(A) in accordance with the Union Contracts;

b.                                      Unless a waiver (as described in the immediately succeeding sentence) is obtained, Purchaser, at its expense, shall obtain and provide to each Multiemployer Pension Plan for a period of five (5) plan years, commencing with the first plan year beginning after Closing, a bond or escrow required by ERISA Section 4204(a)(1)(B).  If requested by Purchaser, Facilitator and Hotel Owners shall cooperate in Purchaser’s requesting, a waiver of any such bond or escrow in accordance with PBGC Reg. Sections 4204.11, 4204.12 and 4204.13;

c.                                       If following Closing, Purchaser (or Manager) withdraws from a Multiemployer Pension Plan in a complete withdrawal or a partial withdrawal with respect to a Property’s operations at or before the end of the fifth plan year beginning after the Closing, Hotel Owners (or if any Hotel Owner is dissolved its ERISA Affiliates) shall be secondarily liable with respect to any Withdrawal Liability it would have had to the Multiemployer Pension Plan with respect to such Property (but for the application of ERISA Section 4204) if the Withdrawal Liability of Purchaser (or Manager) is not paid, as provided under ERISA Section 4204(a)(1)(C).

(3)                                 Notwithstanding that Facilitator and Hotel Owners are secondarily liable under Section 7.9(c)(ii)(2)(c) above, Purchaser shall indemnify Facilitator, Hotel Owners and their ERISA Affiliates from any claims for Withdrawal Liability as a result of (i) Purchaser failing to fulfill its obligations under Section 7.9(c)(ii)(2)(a) or (b) above to the satisfaction of the applicable Multiemployer Pension Plan, or (ii) Facilitator, Hotel Owners or their ERISA Affiliates becoming secondarily liable for such Withdrawal Liability as described in Section 7.9(c)(ii)(2)(c).

(iii)                               Purchaser, Facilitator, Hotel Owners and Manager shall reasonably cooperate with each other and/or any representative of the applicable Multiemployer Pension Plan with respect to any inquiry or reasonable request for information and assistance regarding any claim against Facilitator or a Hotel Owner for liability on account of a claimed partial or complete withdrawal by Facilitator or a Hotel Owner as determined under Title IV of ERISA, or, with respect to Facilitator or a Hotel Owner for claimed contributions owed by Facilitator or a Hotel Owner to the Multiemployer Pension Plan with respect to the Employees of a Hotel or any request for information made by a Multiemployer Pension Plan to Facilitator, any Hotel Owner, or any of their ERISA Affiliates.

Section 7.10                             Joinder.  From and after engagement by LaSalle with Facilitator for the purposes of the negotiation of the Merger Agreement, Facilitator shall, and shall cause its Affiliates to, use their respective commercially reasonable efforts to cause LaSalle to enter into a joinder in the form attached hereto as Annex I (the “Joinder”).

Section 7.11                             Merger Agreement.  No Party shall waive (or agree to waive) or fail to enforce (or agree to fail to enforce) any rights under, or amend, modify or supplement any of the terms or conditions of the Merger Agreement (including, but not limited to, covenants calling for LaSalle (i) to operate in the ordinary course until the closing under the Merger Agreement, and (ii) not to terminate either or both of the Management Agreements for any reason other than a “for cause” termination of Manager) in a manner that would have a material impact on the Properties without Purchaser’s prior written consent.

Section 7.12                             Exclusivity.  From the date of this Agreement until the Closing or earlier termination of this Agreement, Facilitator shall not, and shall cause its Affiliates and its and their respective officers, directors, employees, stockholders, representatives, agents and investment bankers not to, directly or indirectly, discuss, pursue, solicit, initiate, participate in, facilitate, encourage or otherwise enter into any discussions, negotiations, agreements or other arrangements regarding, or which could lead to, a possible sale or other disposition (whether by merger, reorganization, recapitalization or otherwise) of all or any part of the Properties or the Hotels with any other Person other than Purchaser or its Affiliates (an “Acquisition Proposal”) or provide any information to any Person other than Purchaser and its Affiliates and its and their respective representatives, agents and lenders other than information which is traditionally provided in the regular course of Facilitator’s and Hotel Owners’ business operations to third parties where Facilitator and its Affiliates and its and their respective officers and directors have no reason to believe that such information may be utilized to evaluate any Acquisition Proposal.    Notwithstanding the foregoing, the terms and conditions of this Section 7.12 shall not apply with respect to Facilitator’s communications with LaSalle regarding the transactions contemplated by the Merger Agreement.

Section 7.13                             Survival.  The provisions of this Article VII shall survive the termination of this Agreement and the Closing.

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1                                    Conditions Precedent to the Obligations of Both Facilitator and Purchaser.  The obligations of Facilitator and Purchaser under this Agreement shall be subject to the satisfaction (or waiver of both Facilitator and Purchaser), of:  (i) the Merger Agreement Execution Condition; (ii) the Joinder Condition; and (iii) as of the Closing Date, the Merger Agreement Closing Condition.  In the event that the Merger Agreement Execution Condition and the Joinder Condition have each not been satisfied on or before December 31, 2018, thereafter, until so satisfied, either Party shall have the right to terminate this Agreement upon Notice to the other, subject to Section 8.4.  In the event that the Merger Agreement Closing Condition has not been satisfied on or before March 31, 2019 (the “Outside Date”), thereafter, either Party shall have the right to terminate this Agreement upon Notice to the other, provided, however, Purchaser may, at its election on Notice to Facilitator on or before March 31, 2019, extend the Outside Date until May 31, 2019 (the “Extended Outside Date”).  In the event that Purchaser elects to extend the Outside Date and in the event the Merger Agreement Closing Condition has not been satisfied on or before the Extended Outside Date, either Party shall thereafter have the right to terminate this Agreement upon Notice to the other.  In the event this Agreement is terminated pursuant to this Section 8.1 the Earnest Money shall be promptly thereafter returned to Purchaser and neither Party shall have any further liability or obligation hereunder other than any liability or obligation set forth herein to survive termination.

Section 8.2                                    Conditions Precedent to the Obligations of Facilitator.  The obligations of Facilitator under this Agreement shall be subject to the satisfaction (or waiver by Facilitator), as of the Closing Date, of the condition that Purchaser shall have made all deliveries required pursuant to Section 9.4.

Section 8.3                                    Conditions Precedent to the Obligations of Purchaser. The obligations of Purchaser under this Agreement shall be subject to the satisfaction (or waiver by Purchaser), as of the Closing Date, of the conditions that (i) neither of the Management Agreements shall have been terminated by the applicable Hotel Owner (with the exception of terminations by either of the Hotel Owners for cause against Manager under the applicable Management Agreement), and (ii) Facilitator shall have made (or shall have caused to be made) all deliveries required pursuant to Section 9.3.

Section 8.4                                    Special Provisions Relating to the Joinder Condition.  In the event that the Joinder Condition is not satisfied on or before December 31, 2018, notwithstanding anything herein contained to the contrary, Purchaser shall have the right to waive the same on Notice to Facilitator on or before January 4, 2019, in which event (i) Facilitator (and Purchaser) shall no longer have the right to terminate this Agreement as permitted under Section 8.1 above on account of the failure of the Joinder Condition to have been satisfied on or before December 31, 2018, (ii) at Closing, notwithstanding the terms of Section 10.3 below, unless the Properties are conveyed to Purchaser immediately prior to the closing under the Merger Agreement notwithstanding that the Joinder Condition was not satisfied, Purchaser shall pay 100% of all State of California and County and City (if any) of San Francisco transfer taxes due and payable in connection with the conveyance of the California Real Property to Purchaser and 100% of all State of New York and County and City of New York transfer taxes due and payable in connection with the conveyance of the New York Real Property to Purchaser (i.e., for the avoidance of doubt, in the event Purchaser waives the Joinder Condition and in the event that transfer tax shall be payable on both the closing under the Merger Agreement and the Closing under this Agreement, Purchaser shall pay 100% of all the transfer taxes due on the Closing under this Agreement, notwithstanding anything to the contrary set forth herein), (iii) Facilitator (in its capacity as owner of Hotel Owners) shall cause the Hotel Owners to comply with this Agreement upon the closing under the Merger Agreement (including by having them execute the Joinder), and (iv) notwithstanding the terms of Section 9.1 below, the Closing shall occur as soon as possible on the Closing Date, whether immediately prior to, simultaneously with, or immediately following the closing under the Merger Agreement.  In the event that Purchaser elects not to deliver notice to Facilitator waiving the Joinder Condition on or before January 4, 2019, then either Party shall the right to terminate this Agreement from and after January 7, 2019 pursuant to Section 8.1.

ARTICLE IX

CLOSING

Section 9.1                                    Closing Date.  The closing of the transaction contemplated under this Agreement (the “Closing”) shall occur on the closing date under the Merger Agreement, but immediately prior to (or, as provided in clause (iv) in Section 8.4 if Purchaser shall have waived the Joinder Condition as permitted under Section 8.4) the closing under the Merger Agreement (the date on which the Closing occurs is referred to herein as the “Closing Date”).  The Closing shall take place by exchange with the Escrow Agent of the Closing Documents by overnight mail and other Closing deliveries by electronic media.  Notwithstanding any provision to the contrary, the “Closing” shall be consummated through a “New York-style” closing whereby the Closing will be deemed to have occurred when Escrow Agent has remitted the Closing funds to Facilitator and is irrevocably committed to recording the deeds to be delivered at Closing in the land title records of the counties in which the Properties are located, but shall not be conditioned on recordation of such deeds.

Section 9.2                                    Closing Escrow.  The Closing shall take place by means of a title company escrow (the “Closing Escrow”).  On the day that is one (1) Business Day prior to the Closing Date, all of the documents required to be delivered by Facilitator and Purchaser pursuant to this Agreement (the “Closing Documents”) shall be deposited with Escrow Agent; and on the Closing Date, Purchaser shall deposit with Escrow Agent the Purchase Price pursuant to Section 3.3 (as adjusted pursuant to Section 3.3).  At Closing, the Closing Documents shall be delivered to Facilitator and Purchaser (as the case may be) and the Purchase Price (as adjusted pursuant to Section 3.3) and the Earnest Money shall be disbursed to Hotel Owners.

Section 9.3                                    Facilitator’s Deliveries.  Facilitator shall deliver or cause to be delivered to Purchaser or deposited with the Title Company in the Closing Escrow for the benefit of

Purchaser all of the (i) documents, each of which shall have been duly executed by one of the parties making up the Hotel Owners and acknowledged (if required), and (ii) other items, set forth in this Section 9.3, as follows:

(a)                                 A grant deed in the form of Exhibit A-1 conveying the California Real Property to Purchaser subject only to the Permitted Exceptions, and a limited warranty deed in the form of Exhibit A-2 conveying the New York Real Property to Purchaser subject only to the Permitted Exceptions (the “Deeds”).

(b)                                 A bill of sale in the form of Exhibit B, transferring the FF&E, Supplies, F&B and Retail Merchandise as to the California Hotel to Purchaser and a bill of sale in the form of Exhibit B, transferring the FF&E, Supplies, F&B and Retail Merchandise as to the New York Hotel to Purchaser.

(c)                                  A general assignment and assumption agreement in the form of Exhibit C, assigning the Tenant Leases, Equipment Leases, Operating Agreements, Bookings, Licenses and Permits and Intangible Property, with the assumption by Purchaser of the Liabilities and obligations thereunder from and after the Closing Date, as to the California Hotel and a general assignment and assumption agreement in the form of Exhibit C, assigning the Tenant Leases, Equipment Leases, Operating Agreements, Bookings, Licenses and Permits and Intangible Property, with the assumption by Purchaser of the Liabilities and obligations thereunder from and after the Closing Date, as to the New York Hotel.

(d)                                 Customary owner’s, parties in possession and no lien affidavits in the form attached hereto as Exhibit D, one as to the California Real Property and one as to the New York Real Property, in favor of the Title Company.

(e)                                  As to the California Hotel, a California Form 593-C, in the form then required by the State of California, as duly executed by the California Hotel Owner with respect to the California Hotel.

(f)                                   As to the New York Hotel:

(i)                                     A New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate, Form TP-584 for the conveyance of the Property (the “State Transfer Tax Return”), duly executed by New York Hotel Owner.

(ii)                                  A New York City Department of Finance Real Property Transfer Tax Return for the conveyance of the Property (the “City Transfer Tax Return”), duly executed and acknowledged by New York Hotel Owner.

(iii)                               Transfer Report. A New York State Real Property Transfer Report, Form RP-5217NYC (the “Transfer Report”), duly executed by New York Hotel Owner.

(g)                                  A FIRPTA affidavit in the form set forth in the regulations under Section 1445 of the Code.

(h)                                 Completed form W-9s for each of the Hotel Owners, duly executed by California Hotel Owner and by New York Hotel Owner, respectively.

(i)                                     A copy of the Settlement Statement, setting forth the prorations, and other adjustments to the Purchase Price to be made pursuant to this Agreement, duly executed by the Hotel Owners.

(j)                                    Such other documents and instruments as may be reasonably requested by Purchaser or the Title Company in order to consummate or effectuate the transactions contemplated by this Agreement.

Section 9.4                                    Purchaser’s Deliveries.  Purchaser shall deliver or cause to be delivered to Facilitator or deposited with Escrow Agent in the Closing Escrow for the benefit of Facilitator all of the (i) documents, each of which shall have been duly executed by Purchaser and acknowledged (if required), and (ii) other items, set forth in this Section 9.4, as follows:

(a)                                 The Purchase Price to be paid by Purchaser pursuant to Section 3.3 (as adjusted pursuant to such Section 3.3).

(b)                                 Where applicable, a counterpart executed by Purchaser and, as applicable, by any other party thereto (excluding Facilitator), of each of the documents and instruments to be delivered by Facilitator under Section 9.3.

(c)                                  As to the California Hotel, a California Form 593-C in substantially the form of Exhibit E attached hereto duly executed by Purchaser with respect to the California Hotel.

(d)                                 As to the New York Hotel, a completed State Transfer Tax Return, City Transfer Tax Return, and Transfer Report, each duly executed by Purchaser.

(e)                                  A completed form W-9, duly executed by Purchaser.

(f)                                   A copy of the Settlement Statement, setting forth the prorations, and other adjustments to the Purchase Price to be made pursuant to this Agreement, duly executed by Purchaser.

(g)                                  Such other documents and instruments as may be reasonably requested by Facilitator or the Title Company in order to consummate or effectuate the transactions contemplated by in this Agreement.

ARTICLE X

PRORATIONS; ACCOUNTS RECEIVABLE; TRANSACTION COSTS

Section 10.1                             Prorations.  The items of revenue and expense with respect to the Hotels set forth in this Section 10.1 shall be prorated between Facilitator and Purchaser (the “Prorations”) as of 12:01 a.m. local time on the Closing Date, or such other time expressly provided in this Section 10.1 (the “Cut-Off Time”), so that the Closing Date is a day of income and expense for Purchaser.  Purchaser shall receive a credit for any items of expense in this Section 10.1 to the extent the same are accrued or due and payable but unpaid as of the Cut-Off Time in which case Purchaser shall be obligated to pay such expense, and Facilitator shall receive a credit for any of the items of expense in this Section 10.1 which have been paid prior to or at the Closing or will be paid by Facilitator after the Closing to the extent such payment relates to any period of time after the Cut-Off Time.  Given the relationship between Manager and Purchaser, from and after the date hereof through Closing, Purchaser shall cause Manager to operate the Hotels in the ordinary course of business, consistent with the custom and practices for the operation, maintenance and repair of the Hotels during Manager’s management and operation of the same, without incurring extraordinary expenses or Liabilities and obligations to third parties.

(a)                                 Taxes.  All Taxes shall be prorated as of the Cut-Off Time between Purchaser and Facilitator in accordance with local custom in San Francisco, California as to the California Real Property and in accordance with local custom in New York, New York as to the New York Real Property; provided, however, that after the Closing, Hotel Owners and Purchaser shall reprorate the Taxes and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant taxable period.  The preceding sentence shall survive the Closing. Facilitator shall be responsible for, and shall pay in full when due, all sales, use and occupancy taxes due with respect to the Properties prior to the Closing Date, and shall make all required filings in connection therewith including, if necessary, AU-196.10, with respect to the New York Real Property.

(b)                                 Tenant Leases.  Any rents and other amounts prepaid, accrued or due and payable under the Tenant Leases shall be prorated as of the Cut-Off Time between Purchaser and Facilitator.  Purchaser shall receive a credit for all security deposits held by the Hotel Owners under the Tenant Leases which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Tenant Leases.

(c)                                  Contracts.  Any amounts prepaid, accrued or due and payable under the Contracts (other than for utilities which proration is addressed separately in Section 10.1(e)), shall be prorated as of the Cut-Off Time between Facilitator and Purchaser.  Purchaser shall receive a credit for all deposits held by the Hotel Owners under the Contracts (together with all interest required by Applicable Law or the Contract in question) which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Contracts.  Facilitator shall receive a credit for all deposits made by the Hotel Owners under the Contracts (together with all interest thereon to the extent required by Applicable Law or the Contract in question) which are transferred to Purchaser or remain on deposit for the benefit of Purchaser.

(d)                                 Licenses and Permits.  All amounts prepaid, accrued or due and payable under any Licenses and Permits (other than for utilities which proration is addressed separately in Section 10.1(e)) transferred to Purchaser shall be prorated as of the Cut-Off Time between Facilitator and Purchaser.  Facilitator shall receive a credit for all deposits made by the Hotel Owners under the Licenses and Permits which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser.

(e)                                  Utilities.  All utility services (including, without limitation, electricity, gas, water and sewer) shall be prorated as of the Cut-Off Time between Purchaser and Facilitator.  To the extent practicable, readings shall be obtained for all utilities as of the Cut-Off Time.  If not practicable, the cost of each of such utilities shall be prorated between Facilitator and Purchaser by estimating such cost on the basis of the most recent bill for the applicable service; provided, however, that after the Closing, Facilitator and Purchaser shall reprorate the amount for such utilities and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant billing period.  Facilitator shall receive a credit for all deposits transferred to Purchaser or which remain on deposit for the benefit of Purchaser with respect to such utility contracts.  The reproration obligation in this Section 10.1(e) shall survive the Closing.

(f)                                   Compensation.  All Compensation due to Employees shall be prorated as of the Cut-Off Time, and Purchaser shall receive a credit therefor.

(g)                                  Deposits for Bookings.  Purchaser shall receive a credit for all prepaid deposits for Bookings scheduled for accommodations or events on or after the Closing Date which Purchaser is obligated to honor pursuant to this Agreement, except to the extent such deposits are transferred to Purchaser.

(h)                                 Restaurants and Bars.  The Hotel Owners shall close out the transactions in their respective Hotel’s restaurants and bars as of the regular closing time for such restaurants and bars during the night in which the Cut-Off Time occurs.  All revenues and expenses of such restaurants and bars shall be prorated as though the Cut-Off Time were as of the regular closing time.  Mini-bar revenues shall be divided equally between Facilitator and Purchaser for the night during which the Cut-Off Time occurs.

(i)                                     Banquet and Meeting Room Revenues.  Revenues from conferences, receptions, meetings, and other functions occurring in any conference, banquet or meeting rooms in the Hotels, or in any adjacent facilities owned or operated by the Hotel Owners, including usage charges and related taxes, cancellation charges, food and beverage sales, valet parking charges, equipment rentals, and telecommunications charges, shall be allocated between Facilitator and Purchaser, based on when the function therein commenced, with (i) one-day functions commencing prior to the Cut-Off Time being allocable to Facilitator, (ii) functions commencing after the Cut-Off Time being allocable to Purchaser, and (ii) multi-day functions being allocated between Facilitator and Purchaser according to when the event commences and is scheduled to end, provided that multi-day functions that are charged on a per diem basis shall be apportioned as  one-day functions in accordance with (i) above.

(j)                                    Vending Machines.  Facilitator shall remove all monies from all vending machines, laundry machines, pay telephones and other coin-operated equipment as of the Cut-Off Time and shall retain all monies collected therefrom as of the Cut-Off Time, and Purchaser shall be entitled to any monies collected therefrom after the Cut-Off Time.

(k)                                 Trade Payables.  Except to the extent an adjustment or proration is made under another subsection of this Section 10.1, (i) the Hotel Owners shall pay in full prior to the Closing all amounts payable to vendors or other suppliers of goods or services to their respective Hotels (the “Trade Payables”) which are due and payable as of the Closing Date for which goods or services have been delivered to such Hotel prior to Closing, and (ii) Purchaser shall receive a credit for the amount of such Trade Payables which have accrued, but are not yet due and payable as of the Closing Date, and Purchaser shall pay all such Trade Payables accrued as of the Closing Date when such Trade Payables become due and payable up to the amount of such credit; provided, however, Facilitator and Purchaser shall reprorate the amount of credit for any Trade Payables and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for such goods or services but, in any event, not later than ninety (90) days after the Closing Date.  Facilitator shall receive a credit for all advance payments or deposits made with respect to FF&E, Supplies, F&B and Retail Merchandise that have been ordered, but not delivered to the Hotels prior to the Closing Date, and Purchaser shall pay the amounts which become due and payable for such FF&E, Supplies, F&B and Retail Merchandise which were ordered prior to Closing.

(l)                                     Violations.  At the Closing, Facilitator shall pay, or give Purchaser a credit against the Purchase Price in an amount equal to, any penalties, fees and fines that have accrued, as of the Closing Date, in respect of any and all violations of building, fire, sanitary, environmental, housing and similar laws and regulations with respect to the New York Hotel whether or not noted or issued at the date hereof or at the Closing Date, such payment or credit being limited, in all events, however, to a sum which is the lesser of (i) the aggregate of such penalties, fees and fines, or (ii) $50,000.00.

(m)                             Cash.  Facilitator shall receive a credit for all cash on hand or on deposit in any house bank at the Hotels, which cash shall remain in the applicable Hotel at Closing.

(n)                                 Other Adjustments and Prorations.  To the extent not inconsistent with any of the foregoing, all other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of hotel properties similar to the Hotels shall be adjusted and prorated between Facilitator and Purchaser accordingly.

Section 10.2                             Accounts Receivable.

(a)                                 Guest Ledgers.  At Closing, Facilitator shall receive a credit in an amount equal to:  (i) all amounts charged to the Guest Ledgers for all room nights up to (but not including) the night during which the Cut-Off Time occurs, and (ii) one-half (1/2) of all amounts charged to the Guest Ledgers for the room night which includes the Cut-Off Time (other than any restaurant or bar charges for such room night, which are otherwise prorated under Section 10.1(h)), and Purchaser shall be entitled to retain all deposits made and amounts collected for such Guest Ledgers.

(b)                                 Accounts Receivable (Other than Guest Ledger).  At Closing, Facilitator shall receive a credit for all Accounts Receivable (other than the Guest Ledgers which is addressed in Section 10.2(a)), and Purchaser shall be entitled to all amounts collected for such Accounts Receivable.

Section 10.3                             Transaction Costs.

(a)                                 Facilitator’s Transaction Costs.  In addition to the other costs and expenses to be paid by Facilitator set forth elsewhere in this Agreement, Facilitator shall pay for the following costs in connection with this transaction: (i) the fees and expenses of its own attorneys and accountants; (ii) with respect to the California Real Property, the premium for the “standard-CLTA” coverage portion of the Title Policy; (iii) with respect to the California Real Property, 50% of all State of California and County and City (if any) of San Francisco transfer taxes due and payable in connection with the conveyance of the California Real Property to Purchaser; (iv) with respect to the New York Real Property, all State of New York and County and City of New York transfer taxes due and payable in connection with the conveyance of the New York Real Property to Purchaser; and (v) one-half (1/2) of fees and expenses for the Escrow Agent.

(b)                                 Purchaser’s Transaction Costs.  In addition to the other costs and expenses to be paid by Purchaser set forth elsewhere in this Agreement, Purchaser shall pay for the following costs in connection with this transaction: (i) the fees and expenses of its own attorneys and accountants; (ii) the fees and expenses incurred by Purchaser in connection with any inspections; (iii) with respect to the California Real Property, 50% of all State of California and County and City  (if any) of San Francisco transfer tax due and payable in connection with the conveyance of the California Real Property to Purchaser; (iv) with respect to the New York Real Property, the cost and expense of any title commitment and the premium for the “standard-ALTA” coverage portion of a title policy, and, with respect to the California Real Property, the premium for the “extended-ALTA” coverage portion of a title policy (for coverage over the general exceptions), and as to both the California Real Property and the New York Real Property, the cost of any endorsements to a title policy requested by Purchaser (in addition to “extended-ATLA” coverage over the general exceptions), (v) the cost of any surveys of the Real Properties obtained by Purchaser; (vi) any recording charges payable in connection with the conveyance of the Real Properties; (vii) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by Purchaser; (viii) one (1/2) of the fees and expenses for the Escrow Agent; and (ix) any sales or use taxes due and payable in connection with the transfer of the Personal Property.

(c)                                  Other Transaction Costs.  All other transaction fees, costs and expenses not expressly addressed in this Section 10.3 or elsewhere in this Agreement shall be allocated between Facilitator and Purchaser in accordance with applicable local custom for similar transactions.

(d)                                 Survival.   The provisions of this Article X shall survive the Closing.

ARTICLE XI

TRANSITION PROCEDURES

Section 11.1                             Settlement Statement.  No later than the Business Day prior to Closing, Facilitator and Purchaser through their respective employees, agents or representatives, jointly shall make such examinations and audits of the Hotels as may be necessary to make the adjustments and Prorations to the Purchase Price as set forth in Section 10.1 or any other provisions of this Agreement.  Based upon such examinations and audits, Facilitator and Purchaser jointly shall prepare prior to Closing a settlement statement (the “Settlement Statement”), which shall set forth Facilitator’s and Purchaser’s best estimate of the amounts of the items to be adjusted and prorated under this Agreement.  The Settlement Statement shall be approved and executed by Facilitator and Purchaser, and shall be binding and conclusive on Facilitator and Purchaser.  At any time within ninety (90) days after the Closing Date, each of Facilitator and Purchaser may, by notice delivered to the other (provided that each party shall be limited to not more than one such notice), advise the other party hereto that it has discovered any items which were incorrectly adjusted or prorated therein, or that it has obtained accurate amounts for items that were prorated, allocated or adjusted based upon estimates.   Such notice shall itemize and quantify the items for reproration.  Provided such claim for reproration is well-founded, such items shall be adjusted and prorated in the same manner as if their existence or such error had been known at the time of the preparation of the Settlement Statement.  The Party owing a net amount as a result of such reproration shall pay such amount to the other Party promptly after the reproration.  Purchaser shall give Facilitator access to Purchaser’s books and records from and after the Closing Date for the purpose of making the adjustments contemplated by this Section 11.1.  This Section 11.1 shall survive the Closing.

Section 11.2                             Safe Deposit Boxes.  Prior to the Closing, Facilitator shall cause the Hotel Owners to notify all guests or customers who are then using a safe deposit box at their respective Hotels advising them of the pending change in ownership of the applicable Property and requesting them to conduct an inventory and verify the contents of such safe deposit box.  All inventories by such guests or customers shall be conducted under the joint supervision of representatives of the applicable Hotel Owner and Purchaser (and thereafter each such safe deposit box shall deemed an “Inventoried Safe Deposit Box”).  Purchaser shall be responsible for, and shall indemnify the Facilitator Indemnitees from and against any Liabilities incurred with respect to, any theft, loss or damage to the contents of any safe deposit box from and after the time such safe deposit box is deemed an Inventoried Safe Deposit Box pursuant to this Section 11.2.  Facilitator shall be responsible for, and shall indemnify the Purchaser Indemnitees from and against any Liabilities incurred, with respect to, any theft, loss or damage to the contents of any safe deposit box prior to the time such safe deposit box is deemed an Inventoried Safe Deposit Box.  This Section 11.2 shall survive the Closing.

Section 11.3                             Baggage.  On the Closing Date, the Hotel Owners (at Facilitator’s direction) and Purchaser jointly shall make a written inventory of all baggage, boxes and similar items checked in or left in the care of the applicable Hotel Owner at the applicable Hotel (the “Inventoried Baggage”).  Purchaser shall be responsible for, and shall indemnify the Facilitator Indemnitees from and against any Liabilities incurred, with respect to any theft, loss or damage to any Inventoried Baggage from and after the time of such inventory, and any other baggage, boxes or similar items left in the care of Purchaser.  Facilitator shall be responsible for, and shall indemnify the Purchaser Indemnitees from and against any Liabilities incurred, with respect to any theft, loss or damage to any Inventoried Baggage prior to the time of such inventory, and any other baggage, boxes or similar items left in the care of the Hotel Owners.  This Section 11.3 shall survive the Closing.

ARTICLE XII

DEFAULT; FAILURE OF CLOSING CONDITIONS

Section 12.1                             Facilitator’s Default.  If Facilitator or any Hotel Owner (if the Joinder is executed) is in material default prior to or on the Closing Date of any of its covenants or obligations under this Agreement, which default is not caused by a Purchaser Default, such that the conditions to closing set forth in Article VIII cannot be satisfied (other than those conditions which by their nature will not be satisfied until the Closing) (a “Facilitator Default”), and Facilitator has not cured such Facilitator Default within three (3) Business Days after Facilitator’s receipt of written notice of such Facilitator Default from Purchaser, then Purchaser, provided that Purchaser is not in material default under this Agreement, as its sole and exclusive remedies for such Facilitator Default, may elect during the continuance of such Facilitator Default either: (i) to terminate this Agreement by written notice to Facilitator and Escrow Agent prior to the cure of any such Facilitator Default, in which case Escrow Agent shall refund the Earnest Money to Purchaser, and the Parties shall have no further rights or Liabilities under this Agreement except for those provisions which specifically provide that they survive the termination of this Agreement; (ii) to waive the default and proceed to Closing without any reduction in or setoff against the Purchase Price; or (iii) in the event the Merger Agreement Closing Condition, the Merger Agreement Execution Condition and the Joinder Condition have each been satisfied (unless the Joinder Condition shall have been waived by Purchaser in accordance with Section 8.4), to seek specific performance of the terms hereof, including, without limitation, Facilitator’s and Hotel Owners’ obligations to consummate the transactions contemplated by this Agreement and the Joinder (if applicable).  In no event shall Facilitator or the Hotel Owners be personally liable for any damages.

While the Parties have agreed that New York law shall govern as to this Agreement, to the extent California law applies, as material consideration for Facilitator’s execution and delivery of this Agreement, Purchaser expressly waives any right under California Code of Civil Procedure, Part II, Title 4.5 (Sections 405 through 405.60), at common law or otherwise, to record or file a lis pendens or a notice of pendency of action or similar notice against all of any portion of the California Real Property.

Section 12.2                             Purchaser’s Default.  If (i) Purchaser has not deposited the Earnest Money within the time period provided in Section 3.2(a), and/or (ii) Purchaser is in material default of its covenants or obligations under this Agreement such that the conditions to closing set forth in Article VIII cannot be satisfied (other than those conditions which by their nature will not be satisfied until the Closing) (each a “Purchaser Default”), then Facilitator, as its sole and exclusive remedy, may elect to terminate this Agreement by providing written notice to Purchaser and Escrow Agent, and, with respect to a Purchaser Default described in subsections (ii) above, Escrow Agent shall then disburse the Earnest Money to Facilitator within one (1) Business Day after such termination.  In the event of such termination, Facilitator (and the Hotel Owners) and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive termination.  In no event shall Purchaser be personally liable for any damages.

PURCHASER AGREES THAT IF THIS AGREEMENT IS TERMINATED PURSUANT TO THIS SECTION 12.2, THE DAMAGES THAT FACILITATOR WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. ACCORDINGLY, PURCHASER AGREES THAT FACILITATOR SHALL RETAIN THE EARNEST MONEY AS FULL AND COMPLETE LIQUIDATED DAMAGES AND AS FACILITATOR’S SOLE AND EXCLUSIVE REMEDY FOR SUCH TERMINATION; PROVIDED, HOWEVER, THAT FACILITATOR SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO THOSE OBLIGATIONS WHICH EXPRESSLY SURVIVE SUCH TERMINATION.  WHILE THE PARTIES HAVE AGREED THAT NEW YORK LAW SHALL GOVERN AS TO THIS AGREEMENT, TO THE EXTENT CALIFORNIA LAW SHALL APPLY, THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO FACILITATOR PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

Facilitator’s Initials:	/s/ TCF	Purchaser’s Initials:	/s/ TB

Section 12.3                             Waiver of Damages.  In no event shall either party be liable to the other for consequential, punitive or exemplary damages, whatever the nature of a breach by such breaching party of its obligations under this Agreement, and each party hereby waives all claims for consequential, punitive or exemplary damages it may have against the other party (other than in connection with an action or proceeding concerning the fraud or intentional misconduct by the other party).

Section 12.4                             Alternative Transaction.  In the event that, prior to December 31, 2018, LaSalle consummates a sale or other disposition (whether by merger, reorganization, recapitalization or otherwise) pursuant to which any Person other than Facilitator or its Affiliates acquires at least fifty percent (50%) of the capital stock or other equity interests of, or all or substantially all of the assets of, LaSalle (an “Alternative Transaction”), then, from and after the date of consummation of the Alternative Transaction, either Party may terminate this Agreement on Notice to the other Party and Escrow Agent, and Escrow Agent shall thereupon refund the Earnest Money to Purchaser, and the Parties shall have no further rights or Liabilities under this Agreement except for those provisions which specifically provide that they survive the termination of this Agreement.

ARTICLE XIII

CASUALTY; CONDEMNATION

Section 13.1                             Casualty.  If the Properties or any portion thereof are damaged to a significant extent or destroyed by fire or any other casualty prior to Closing (a “Casualty”), Facilitator shall give written notice of such Casualty to Purchaser promptly after its receipt of knowledge of the occurrence of such Casualty.  In the event of any Casualty, Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Facilitator shall (A) credit against the Purchase Price (1) the amount of the applicable insurance deductible plus (2) any costs of repair to, and reasonably estimated lost profits for, the applicable Property incurred (or lost) as a result of such Casualty that are not recoverable pursuant to the applicable casualty and lost profits insurance policy maintained by such Hotel Owner with respect to the applicable Hotel and relating to such Casualty (except if such Casualty is caused by Purchaser or any agent acting on behalf of Purchaser), and (B) transfer and assign to Purchaser all of the applicable Hotel Owner’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by such Hotel Owner with respect to the applicable Hotel and relating to such Casualty, except those proceeds allocable to costs incurred by, and lost profits of, the applicable Hotel Owner for the period prior to the Closing.

Section 13.2                             Condemnation.  In the event of any actual or threatened condemnation or taking pursuant to the power of eminent domain of all or any portion of the Real Properties, or any proposed sale in lieu thereof (a “Condemnation”), Facilitator shall give written notice of such Condemnation to Purchaser as soon as possible after Facilitator receives notice of such Condemnation.  In the event of any Condemnation of any of the Real Properties, Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case the applicable Hotel Owner shall assign to Purchaser all of such Hotel Owner’s right, title and interest in all proceeds and awards from such Condemnation.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

Section 14.1                             Notices.

(a)                                 Method of Delivery. All notices, requests, demands and other communications (each, a “Notice”) required to be provided to the other Party pursuant to this Agreement shall be in writing and shall be delivered (i) in person, (ii) by electronic mail, provided that a copy is also delivered by another method of delivery provided hereunder, or (iii) by nationally recognized overnight courier service, to the other Party to this Agreement at the following address or facsimile number (or to such other address or facsimile number as Facilitator or Purchaser may designate from time to time pursuant to Section 14.1(c)):

If to Facilitator:

c/o Pebblebrook Hotel Trust

Attn:  Thomas C. Fisher

7315 Wisconsin Avenue, Suite 1100 West

Bethesda, Maryland 20814

Email: tfisher@pebblebrookhotels.com

With a copy to:

Honigman Miller Schwartz and Cohn LLP

Attn: J. Adam Rothstein, Esq.

39400 Woodward Avenue, Suite 101

Bloomfield Hills, Michigan 48304-5151

Email: arothstein@honigman.com

If to Purchaser:

Saddletree Capital Partners LLC

c/o Latham & Watkins LLP

Attn: Gary Axelrod, Esq.

330 N. Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Email: gary.axelrod@lw.com

With a copy to:

Latham & Watkins LLP

Attn: Gary Axelrod, Esq.

330 N. Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Email: gary.axelrod@lw.com

(b)                                 Receipt of Notices.  All Notices or other communications required or permitted hereunder will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of e-mailed transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day.

(c)                                  Change of Address.  Facilitator and Purchaser and their respective counsel shall have the right to change their respective mailing address and/or email address or facsimile number for the purposes of this Section 14.1 by providing a Notice of such change in address and/or e-mail as required under this Section 14.1(c).

(d)                                 Delivery by Party’s Counsel.  Facilitator and Purchaser agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Party hereto.

Section 14.2                             No Recordation.  Neither this Agreement, nor any memorandum or other notice with respect to this Agreement or any claim with respect thereto, shall be recorded in any public records without Facilitator’s prior written consent, which consent may be withheld in Facilitator’s sole discretion.

Section 14.3                             Time is of the Essence.  Time is of the essence in each of the covenants, agreements, obligations, terms and conditions of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

Section 14.4                             Assignment.  Purchaser shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Facilitator, which consent may be withheld in Facilitator’s sole discretion.  Notwithstanding the foregoing, Purchaser shall have the right to designate one or more Affiliates or other Persons with whom Purchaser or any Affiliate of Purchaser will enter into a joint venture (or any Affiliates of such joint venture) to purchase the Hotels as its nominee to receive title to the California Property and/or the New York Property, or assign all of its right, title and interest in this Agreement, in whole or in part, to any Affiliate or to any Person with whom Purchaser or any Affiliate of Purchaser will enter into a joint venture to purchase the Hotels by providing written notice to Facilitator; provided, however, that (a) such Affiliate (or any Affiliates of such joint venture) remains an Affiliate of Purchaser or such Person remains a joint venture partner of Purchaser or its Affiliate as of the Closing, and (b) in no event shall Purchaser be released prior to the Closing from any of its Liabilities and obligations under this Agreement by reason of any such assignments.

Section 14.5                             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Facilitator and Purchaser, and their respective successors and permitted assigns.

Section 14.6                             Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies on any Person other than (i) the Parties and their respective successors and permitted assigns pursuant to Section 14.4, and (ii) any Indemnitee to the extent such Indemnitee is expressly granted certain rights of defense and indemnification in this Agreement.

Section 14.7                             Governing Law.  This Agreement shall be governed by the laws of the state of New York, without giving effect to any principles regarding conflict of laws.

Section 14.8                             Rules of Construction.  The following rules shall apply to the construction and interpretation of this Agreement:

(a)                                 Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter.

(b)                                 All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

(c)                                  The headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

(d)                                 Each Party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against any Party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

(e)                                  The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.

(f)                                   The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation.”

(g)                                  The term “sole discretion” with respect to any determination to be made a Party under this Agreement shall mean the sole and absolute discretion of such Party, without regard to any standard by which the determination of such Party must be made.

Section 14.9                             Severability.  If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.

Section 14.10                      WAIVER OF TRIAL BY JURY.  TO THE EXTENT PERMITTED BY APPLICABLE LAW FROM TIME TO TIME, FACILITATOR AND PURCHASER HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING BY EITHER PARTY AGAINST THE OTHER PARTY WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

Section 14.11                      Prevailing Party.  If any litigation or other court action, arbitration or similar adjudicatory proceeding is sought, taken, instituted or brought by Facilitator or Purchaser to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, of the substantially prevailing Party in such action, suit or proceeding shall be borne by the Party against whose interest the judgment or decision is rendered. This Section 14.11 shall survive the termination of this Agreement and the Closing.

Section 14.12                      Recitals, Exhibits, Schedules and Annexes.  The recitals to this Agreement, and all exhibits, schedules and annexes referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement.  Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.

Section 14.13                      Limitation on Liability.  Notwithstanding anything contained in this Agreement to the contrary, the obligations of Facilitator and Purchaser, respectively, under this Agreement do not constitute personal obligations of the individual partners, directors, trustees, officers, members or owners of Facilitator, the Hotel Owners, Purchaser or any of or their respective Affiliates, and no Party shall seek recourse against them or any other persons or entities having any interest in them, or any of their personal assets for satisfaction of any liability with respect to this Agreement.

Section 14.14                      Entire Agreement.  This Agreement and the documents, schedules and exhibits referenced herein sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between Facilitator and Purchaser on or prior to the date of this Agreement with respect to the transaction contemplated in this Agreement.

Section 14.15                      Amendments to Agreement. No amendment, supplement or other modification to any terms of this Agreement, or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by Facilitator and Purchaser.

Section 14.16                      E-Mailed Delivery; Counterparts.  Facilitator, Purchaser and Escrow Agent may deliver executed copies of this Agreement by delivery of a pdf via electronic mail to the other Parties.  This Agreement may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

[Remainder of page intentionally left blank;
Signatures on following pages]

IN WITNESS WHEREOF, Facilitator and Purchaser have executed this Agreement.

FACILITATOR:

PEBBLEBROOK HOTEL TRUST,
a Maryland real estate investment trust

By:	/s/ Thomas C. Fisher
Thomas C. Fisher, Executive Vice President and Chief Investment Officer

[Signature Page to Purchase and Sale Agreement]

PURCHASER:

SADDLETREE CAPITAL PARTNERS LLC,
a Delaware limited liability company

By:	/s/ Teri Behrens
Name:	Teri Behrens
Title:	Authorized Signatory

[Signature Page to Purchase and Sale Agreement]

Escrow Agent has executed this Agreement in order to acknowledge and agree to the provisions relation to it in the foregoing agreement, and to confirm that Escrow Agent shall act as escrowee with respect to and hold in escrow the Earnest Money, and shall disburse the Earnest Money and the interest earned thereon, pursuant to the provisions of the foregoing Agreement.

COMMONWEALTH LAND TITLE INSURANCE COMPANY

	By:	/s/ Craig S. Feder
	Name:	Craig S. Feder
	Title:	Senior Vice President

Dated: August 20, 2018

“Escrow Agent”

[Signature Page to Purchase and Sale Agreement]

Exhibit A-1

Form of Grant Deed

GRANT DEED

AND WHEN RECORDED MAIL TO,
AND MAIL TAX STATEMENT TO:

c/o Highgate Capital Investments, LP

Attn:  Matthew T. Gunlock

870 7th Avenue, 2nd Floor

New York, NY 10019

(Above Space For Recorder’s Use Only)

GRANT DEED

The undersigned declares that the documentary transfer tax is $           and is

☐ computed on the full value of the interest or property conveyed; or

☐ computed on the full value less the value of liens or encumbrances remaining thereon at the time of sale.

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Viva Soma, LP, a Delaware limited partnership, hereby GRANTS to                                                                     , the following described real property located in the County of San Francisco, State of California:

See Exhibit A which is attached hereto

and incorporated by reference herein.

Dated:                       , 201

VIVA SOMA, LP,
a Delaware limited partnership

By:
Name:
Its:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF MARYLAND	)
)ss.
COUNTY OF MONTGOMERY	)

On                    , 201  before me,                 (here insert name and title of officer),  personally appeared                , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Maryland that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

Name

My commission expires:

EXHIBIT A

[to Grant Deed]

LEGAL DESCRIPTION

ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEGINNING AT THE POINT OF INTERSECTION OF THE SOUTHWESTERLY LINE OF THIRD STREET AND THE SOUTHEASTERLY LINE OF STEVENSON STREET, AS SAID STREETS ARE SHOWN ON THE CERTAIN MAP ENTITLED, “RECORD OF SURVEY MAP OF YERBA BUENA CENTER CENTRAL BLOCKS”, RECORDED FEBRUARY 19, 1975, IN BOOK “V” OF MAPS, AT PAGES 102 AND 103, IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA; RUNNING THENCE SOUTHEASTERLY ALONG SAID LINE OF THIRD STREET, 185 FEET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY 185 FEET; THENCE AT A RIGHT ANGLE NORTHWESTERLY 185 FEET TO THE SOUTHEASTERLY LINE OF STEVENSON STREET; THENCE AT A RIGHT ANGLE NORTHEASTERLY, ALONG SAID LINE OF STEVENSON STREET, 185 FEET TO THE POINT OF BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 362.

PARCEL TWO:

BEGINNING AT A POINT ON THE SOUTHEASTERLY LINE OF STEVENSON STREET, DISTANT THEREON 185 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF THIRD STREET, AS SAID STREETS ARE SHOWN ON THAT CERTAIN MAP ENTITLED, “RECORD OF SURVEY MAP OF YERBA BUENA CENTER CENTRAL BLOCKS”, RECORDED FEBRUARY 19, 1975, IN BOOK “V” OF MAPS, AT PAGES 102 AND 103, IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA; RUNNING THENCE SOUTHWESTERLY ALONG SAID LINE OF STEVENSON STREET, 20.241 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 75 FEET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY 14.759 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 110 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY 35 FEET; THENCE AT A RIGHT ANGLE NORTHWESTERLY 185 FEET TO THE POINT OF BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 362.

LOT 074, BLOCK 3706

PARCEL THREE:

LOT 114, AS SHOWN ON THAT CERTAIN PARCEL MAP, BEING A MERGER OF A PORTION OF PARCEL 1, AS SAID PARCEL IS DESCRIBED IN THAT CERTAIN JUDGMENT RECORDED IN BOOK D129, OFFICIAL RECORDS, PAGE 888, AND ALL OF PARCELS 3 AND 4 AND A PORTION OF PARCELS 2, 5 AND 11, AS SAID PARCELS ARE

DESCRIBED IN THAT CERTAIN JUDGMENT RECORDED IN BOOK E6 OF OFFICIAL RECORDS, PAGE 1229, ALSO BEING A SUBDIVISION OF LOT 112 OF ASSESSOR’S BLOCK 3706.

SAID MAP WAS RECORDED ON MAY 2, 1997, IN BOOK 43 OF PARCEL MAPS, AT PAGES 70 AND 71 OF OFFICIAL RECORDS.

PARCEL THREE IS FURTHER DESCRIBED AS FOLLOWS:

PARCEL 3706-H(2A):

PARCEL A:

ALL THAT REAL PROPERTY BELOW A HORIZONTAL PLANE AT ELEVATION 24.0 FEET (CITY AND COUNTY OF SAN FRANCISCO DATUM), BOUNDED BY PLANES PROJECTED VERTICALLY BELOW THE SURFACE LIMITS OF CERTAIN LAND, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHWESTERLY LINE OF MISSION STREET WITH THE NORTHEASTERLY LINE OF FOURTH STREET; THENCE NORTHEASTERLY ALONG SAID LINE OF MISSION STREET, 678.954 FEET TO A POINT DISTANT THEREON 147 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF THIRD STREET; THENCE NORTHWESTERLY, AT A RIGHT ANGLE TO SAID LINE OF MISSION STREET, 105.167 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTHWESTERLY, PERPENDICULAR TO THE NORTHWESTERLY LINE OF MISSION STREET, 55.056 FEET TO A POINT DISTANT 185 FEET SOUTHEASTERLY, AT A RIGHT ANGLE TO THE SOUTHEASTERLY LINE OF STEVENSON STREET; THENCE NORTHEASTERLY, PARALLEL TO THE NORTHWESTERLY LINE OF MISSION STREET, 147 FEET TO THE SOUTHWESTERLY LINE OF THIRD STREET; THENCE AT A RIGHT ANGLE, SOUTHEASTERLY ALONG SAID LINE OF THIRD STREET, 55.056 FEET TO A POINT DISTANT THEREON 105.167 FEET NORTHWESTERLY FROM THE NORTHWESTERLY LINE OF MISSION STREET; THENCE SOUTHWESTERLY, PARALLEL TO THE NORTHWESTERLY LINE OF MISSION STREET, 147 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL B:

ALL THAT REAL PROPERTY ABOVE A HORIZONTAL PLANE AT ELEVATION 24.0 FEET (CITY AND COUNTY OF SAN FRANCISCO DATUM), BOUNDED BY PLANES PROJECTED VERTICALLY BELOW THE SURFACE LIMITS OF CERTAIN LAND, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHWESTERLY LINE OF MISSION STREET WITH THE NORTHEASTERLY LINE OF FOURTH STREET; THENCE NORTHEASTERLY ALONG SAID LINE OF MISSION STREET, 678.954 FEET TO A POINT DISTANT THEREON 147 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF THIRD STREET; THENCE NORTHWESTERLY, AT A RIGHT ANGLE TO THE NORTHWESTERLY LINE OF MISSION STREET, 105.167 FEET TO THE TRUE POINT OF

BEGINNING; THENCE NORTHEASTERLY, PARALLEL WITH THE NORTHWESTERLY LINE OF MISSION STREET, 147 FEET TO THE SOUTHWESTERLY LINE OF THIRD STREET; THENCE NORTHWESTERLY ALONG SAID LINE OF THIRD STREET, 55.056 FEET TO A POINT DISTANT THEREON 185 FEET SOUTHEASTERLY FROM THE SOUTHEASTERLY LINE OF STEVENSON STREET; THENCE SOUTHWESTERLY, PARALLEL WITH THE NORTHWESTERLY LINE OF MISSION STREET, 220 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 37.223 FEET TO A POINT DISTANT 123 FEET NORTHWESTERLY, AT A RIGHT ANGLE TO THE NORTHWESTERLY LINE OF MISSION STREET; THENCE NORTHEASTERLY, PARALLEL WITH SAID LINE OF MISSION STREET, 73 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 17.833 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL FOUR:

PARCEL 3706-H(2B):

ALL THAT REAL PROPERTY BELOW A HORIZONTAL PLANE AT ELEVATION 24.0 FEET (CITY AND COUNTY OF SAN FRANCISCO DATUM), BOUNDED BY PLANES PROJECTED VERTICALLY BELOW THE SURFACE LIMITS OF CERTAIN LAND, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHWESTERLY LINE OF MISSION STREET WITH THE NORTHEASTERLY LINE OF FOURTH STREET; THENCE NORTHEASTERLY ALONG SAID LINE OF MISSION STREET, 678.954 FEET TO A POINT DISTANT THEREON 147 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF THIRD STREET; THENCE NORTHWESTERLY, AT A RIGHT ANGLE TO THE NORTHWESTERLY LINE OF MISSION STREET, 123 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTHWESTERLY, PARALLEL WITH THE NORTHWESTERLY LINE OF MISSION STREET, 73 FEET; THENCE AT A RIGHT ANGLE NORTHWESTERLY 37.223 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY 73 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 37.223 FEET TO THE TRUE POINT OF BEGINNING.

LOT 114, BLOCK 3706

PARCEL FIVE:

EASEMENTS AS SET FORTH IN AND GRANTED PURSUANT TO AND UPON THE TERMS, COVENANTS AND CONDITIONS OF THAT CERTAIN INSTRUMENT ENTITLED, “JESSIE SQUARE GARAGE CONSTRUCTION, OPERATION AND RECIPROCAL EASEMENT AGREEMENT”, BY AND AMONG L-O SOMA HOLDING, INC., A DELAWARE CORPORATION, THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA, A PUBLIC BODY, CORPORATE AND POLITIC, AND JESSE SQUARE GARAGE PARTNERS LLC, A DELAWARE LIMITED LIABILITY COMPANY, RECORDED APRIL 29, 2003, IN REEL 1376, IMAGE 813, AS INSTRUMENT NO. 2003-H425880, OFFICIAL RECORDS, AND WHICH ARE EXPRESSED TO BE APPURTENANT TO THE LANDS DESCRIBED IN PARCELS ONE, TWO THREE AND FOUR.

SAID LAND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE SOUTHWESTERLY LINE OF THIRD STREET WITH THE SOUTHEASTERLY LINE OF STEVENSON STREET; THENCE SOUTHEASTERLY ALONG SAID SOUTHWESTERLY LINE OF THIRD STREET, A DISTANCE OF 240.06 FEET; THENCE SOUTHWESTERLY ALONG A LINE PARALLEL WITH AND DISTANT NORTHWESTERLY 105.17 FEET; MEASURED AT RIGHT ANGLES, FROM THE NORTHWESTERLY LINE OF MISSION STREET, A DISTANCE OF 147,00, THENCE NORTHWESTERLY ALONG A COURSE PARALLEL TO SAID THIRD STREET, A DISTANCE OF 17.83 FEET; THENCE SOUTHWESTERLY ALONG A COURSE PARALLEL TO SAID MISSION STREET, A DISTANCE OF 73.00 FEET; THENCE NORTHWESTERLY PARALLEL TO SAID THIRD STREET, A DISTANCE OF 147.22 FEET; THENCE NORTHEASTERLY PARALLEL TO SAID MISSION STREET, A DISTANCE OF 14.76 FEET; THENCE NORTHWESTERLY ALONG A COURSE PARALLEL TO SAID THIRD STREET, A DISTANCE OF 75.00 FEET TO A POINT ON THE SOUTHEASTERLY LINE OF STEVENSON STREET; THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY LINE A DISTANCE OF 205.24 FEET TO THE POINT OF BEGINNING.

APN: LOTS 74 AND 114, BLOCK 3706

Exhibit A-2

Form of Bargain and Sale Deed to New York Hotel

DEED

THIS INDENTURE is made as of                       , 201  , by PC FESTIVUS, LLC, a Delaware limited liability company (hereinafter referred to as “Grantor”), having an address at 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814, to                         , a                                                              (hereinafter referred to as “Grantee”), having an address 870 7th Avenue, 2nd Floor, New York, New York 10019.

WITNESSETH, that Grantor, in consideration of Ten Dollars ($10.00), lawful money of the United States, paid by Grantee, does hereby grant and release unto Grantee, the heirs or successors and assigns of Grantee forever:

ALL that certain plot, piece or parcel of land with the building and improvements thereon erected, situate, lying and being, more particularly described on Exhibit A attached hereto and made a part hereof (the “Premises”);

TOGETHER WITH all right, title and interest, if any, of Grantor in and to any streets and roads abutting the Premises to the center lines thereof;

TOGETHER WITH the appurtenances and all the estate and rights of Grantor in and to the Premises, including appurtenant rights to develop the Premises;

TO HAVE AND TO HOLD the Premises unto Grantee, the heirs or successors and assigns of Grantee forever.

AND Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first to the payment of the cost of the improvements before using any part of the total of the same for any other purpose.

[end of page]

IN WITNESS WHEREOF, Grantor has duly executed this Deed the day and year first above written.

PC FESTIVUS, LLC
a Delaware limited liability company

By:
Name:
Title:

STATE OF MARYLAND	)
) ss.:
COUNTY OF MONTGOMERY	)

On the         day of                    in the year 20   before me, the undersigned, personally appeared                           , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

Signature and Office of individual taking acknowledgment

Bargain and Sale Deed	SECTION:
Without Covenant Against Grantor’s Acts	BLOCK:
LOT:
COUNTY:

[ ]

STREET ADDRESS:
TO

[ ]

RETURN BY MAIL TO:

EXHIBIT A

[to Bargain and Sale Deed]

LEGAL DESCRIPTION

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan City, County and State of New York bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of West 55th Street with the westerly side of Seventh Avenue;

RUNNING THENCE westerly along the northerly side of West 55th Street, l75 feet;

THENCE northerly on a line parallel with the westerly side of Seventh Avenue, 200 feet 10 inches to the southerly side of West 56th Street;

THENCE easterly along said southerly side of West 56th Street, 175 feet to the westerly side of Seventh Avenue;

THENCE southerly along the westerly side of Seventh Avenue, 200 feet 10 inches to the point or place of BEGINNING.

Exhibit A-2

Exhibit B

Form of Bill of Sale

THIS BILL OF SALE (“Bill of Sale”) is made as of                     , 20   by and between [                                             ] LLC, a Delaware limited liability company (“Seller”), and [                                 ], a [                                 ] (“Purchaser”).

W I T N E S S E T H:

WHEREAS, simultaneously herewith, Purchaser has acquired from Seller the Park Central                             Hotel located in                    ,                                          (the “Hotel”) (among other assets) and in connection therewith, the parties wish to evidence the conveyance of certain personal property assets to Purchaser.

NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Facilitator and Purchaser agree as follows:

1.                                      Sale to Assignee.  Seller does hereby sell, assign, transfer, grant, convey and set over unto Purchaser all of its right, title, and interest in, to, and under the FF&E, Supplies, F&B and Retail Merchandise  (in each case as defined in that certain Purchase and Sale Agreement dated                             , 2018 [“Purchase Agreement”] by and between Purchaser, as Purchaser, and Pebblebrook Hotel Trust, as Facilitator) with respect to the Hotel and certain other assets, to have and to hold the same unto Purchaser, its legal representatives, successors and assigns, forever.

2.                                      Disclaimer.  Seller makes no warranty (express or implied) as to the condition of the Personal Property or its merchantability or fitness for a particular purpose.  In addition, and notwithstanding anything contained in this Bill of Sale to the contrary, this Bill of Sale is subject to all disclaimers and qualifications set forth in the Purchase Agreement.  By its acceptance of this Bill of Sale, Purchaser acknowledges that it accepts the Personal Property in its present use and “AS-IS” condition.

3.                                      Miscellaneous.  This Bill of Sale shall be binding upon and enforceable against, and shall inure to the benefit of, Seller and Purchaser and their respective successors and assigns.  This Bill of Sale shall be governed by, construed under, and interpreted and enforced in accordance with the laws of the State in which the Hotel is located.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale.

SELLER:

[ ] LLC,
a Delaware limited liability company

By:
Name:
Title:

2

Exhibit C

Form of General Assignment and Assumption

This Assignment and Assumption Agreement (this “Agreement”) is made as of                 , 20   by and between [                  ] LLC, a Delaware limited liability company (“Assignor”), and [                               ], a [                               ] (“Assignee”).

W I T N E S S E T H:

WHEREAS, Pebblebrook Hotel Trust, as Facilitator, and Assignee, as Purchaser, are parties to a certain Purchase and Sale Agreement dated as of               , 2018 (the “Purchase Agreement”) with respect to, inter alia, the sale and purchase of Assignor’s interest in, to the extent assignable, the Contracts, Tenant Leases, Management Agreements, Bookings, Licenses and Permits and Intangible Property, but not the Excluded Property (collectively, the “Assigned Assets”) associated with the Park Central              Hotel located in                                            ,                                (the “Hotel”);

WHEREAS, pursuant to the Purchase Agreement, Assignor shall sell and convey all of its right, title and interest in and to the Assigned Assets to Assignee, and Assignee agreed to assume all of Assignor’s obligations and liabilities with respect to the Assigned Assets; and

WHEREAS, all capitalized terms used herein but not defined herein shall have the meanings given them in the Purchase Agreement.

NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.                                      Assignment to Assignee.  Assignor does hereby sell, assign, transfer, grant, convey and set over unto Assignee all of its right, title, and interest in, to and under the Assigned Assets to have and to hold the same unto Assignee, its legal representatives, successors and assigns, forever.

2.                                      Assumption by Assignee.  Assignee does hereby accept the sale, assignment, transfer, grant and conveyance of the Assigned Assets and hereby assumes and agrees to observe and perform all of the obligations, terms, covenants and conditions of the Assigned Assets accruing after the date hereof.

3.                                      Disclaimer.  Assignee acknowledges that Assignor has not made and does not make any representations or warranties of any kind whatsoever, oral or written, express or implied, with respect to any of the Assigned Assets. In addition, and notwithstanding anything contained in this Assignment to the contrary, this Assignment is subject to all disclaimers and qualifications by Assignor and all encumbrances set forth in the Purchase Agreement with respect to the Assigned Assets, and all such disclaimers, qualifications, and encumbrances are hereby incorporated into this Agreement by reference and made a part of this Assignment.

3

4.                                      Miscellaneous.  This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Assignor and Assignee and their respective successors and assigns.  This Agreement shall be governed by, construed under, and interpreted and enforced in accordance with, the laws of the State in which the Hotel is located. This Agreement may be executed in several counterparts, each of which will be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

ASSIGNOR:

[ ] LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

[ ],
a [ ]

By:
Name:
Title:

4

Exhibit D

Form of Owner’s Affidavit

As to the property (“Land”) described in Preliminary Report/Commitment No.                the undersigned (“Owner”) hereby declares as follows:

1.                                      To Owner’s knowledge, during the period of six months immediately preceding the date of this declaration no work has been done at Owner’s direction, no surveys or architectural or engineering plans have been prepared at Owner’s direction, and no materials have been furnished at Owner’s direction in connection with the erection, equipment, repair, protection or removal of any building or other structure on the Land or in connection with the improvement of the Land in any manner whatsoever.

2.                                      Owner has not previously conveyed fee title to the Land; is not a debtor in bankruptcy (and if a partnership, the general partner thereof is not a debtor in bankruptcy); and has not received notice of any pending court action affecting the title to the Land.

3.                                      Except as shown in the above-referenced Preliminary Report/Commitment, there are no unpaid or unsatisfied mortgages or deeds of trust to which Owner is a party, Uniform Commercial Code financing statements naming Owner as a debtor thereunder, claims of lien with regard to labor or materials contracted for by Owner that affect the Land but which have not been recorded in the public records.

4.                                      The following are all of the written leases affecting the Land:                           .

5.                                      Owner has received no notice from any third party asserting any ownership interest in the Land, and to Owner’s knowledge, nor are there unrecorded easements, claims of easement, or boundary disputes that affect the Land.

6.                                      To Owner’s knowledge, there are no outstanding options to purchase or rights of first refusal affecting the Land.

7.                                      To Owner’s knowledge, there are no material violations of any current, enforceable covenant affecting the Property and the Owner has received no written notice from any third party claiming that there is a present violation of any current, enforceable covenant affecting the Property.

8.                                      To Owner’s knowledge, there are no unpaid sellers or suppliers of commodities or products for the Property that are governed by the Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq. or the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq. (hereafter referred to in the aggregate as “PACA/PASA”), other than invoices not more than ten (10) days outstanding which will be paid in the ordinary course of business.  No written notices of claim or written notices of intent to preserve claim rights have been received by Owner from PACA/PASA sellers or suppliers for the Property. There are no parties claiming to hold or assert rights, claims or interests under PACA/PASA against the Owner.

[As to the New York Real Property, add the following statements:

9.                                      To Owner’s knowledge, there has been no work done upon the Premises by the City of New York, nor any demand made for any such work by the City of New York that may result in charges assessed by the Office of Rent and Housing Maintenance, Emergency Repairs Division.

10.                               To Owner’s knowledge, there has been no work done upon the Premises by the City of New York, nor any demand for any such work by the City of New York that may result in charges assessed by the Department of Health.

11.                               To Owner’s knowledge, there are no unpaid fees or charges levied by the City of New York Department of Buildings for inspections, re-inspections, examinations, services or permits relating to the Premises.]

This declaration is made with the intention that Commonwealth Land Title Company and Commonwealth Land Title Insurance Company (the “Company”) and its policy issuing agents will rely upon it in issuing their title insurance policies and endorsements.

I declare under penalty of perjury that the foregoing is true and correct and that (i) this declaration was executed on         at                                                , and (ii) the person executing this Affidavit on behalf of the undersigned is an authorized signatory for the undersigned as to the matters set forth herein.

[AS TO THE CALIFORNIA REAL PROPERTY:]

VIVA SOMA, LP,
a Delaware limited partnership

By:
Name:
Title:

[AS TO THE NEW YORK REAL PROPERTY:]

PC FESTIVUS, LLC,
a Delaware limited liability company

By:
Name:
Title:

Schedule 2.1(a)-1

California Land

ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEGINNING AT THE POINT OF INTERSECTION OF THE SOUTHWESTERLY LINE OF THIRD STREET AND THE SOUTHEASTERLY LINE OF STEVENSON STREET, AS SAID STREETS ARE SHOWN ON THE CERTAIN MAP ENTITLED, “RECORD OF SURVEY MAP OF YERBA BUENA CENTER CENTRAL BLOCKS”, RECORDED FEBRUARY 19, 1975, IN BOOK “V” OF MAPS, AT PAGES 102 AND 103, IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA; RUNNING THENCE SOUTHEASTERLY ALONG SAID LINE OF THIRD STREET, 185 FEET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY 185 FEET; THENCE AT A RIGHT ANGLE NORTHWESTERLY 185 FEET TO THE SOUTHEASTERLY LINE OF STEVENSON STREET; THENCE AT A RIGHT ANGLE NORTHEASTERLY, ALONG SAID LINE OF STEVENSON STREET, 185 FEET TO THE POINT OF BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 362.

PARCEL TWO:

BEGINNING AT A POINT ON THE SOUTHEASTERLY LINE OF STEVENSON STREET, DISTANT THEREON 185 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF THIRD STREET, AS SAID STREETS ARE SHOWN ON THAT CERTAIN MAP ENTITLED, “RECORD OF SURVEY MAP OF YERBA BUENA CENTER CENTRAL BLOCKS”, RECORDED FEBRUARY 19, 1975, IN BOOK “V” OF MAPS, AT PAGES 102 AND 103, IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA; RUNNING THENCE SOUTHWESTERLY ALONG SAID LINE OF STEVENSON STREET, 20.241 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 75 FEET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY 14.759 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 110 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY 35 FEET; THENCE AT A RIGHT ANGLE NORTHWESTERLY 185 FEET TO THE POINT OF BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 362.

LOT 074, BLOCK 3706

PARCEL THREE:

LOT 114, AS SHOWN ON THAT CERTAIN PARCEL MAP, BEING A MERGER OF A PORTION OF PARCEL 1, AS SAID PARCEL IS DESCRIBED IN THAT CERTAIN JUDGMENT RECORDED IN BOOK D129, OFFICIAL RECORDS, PAGE 888, AND ALL OF PARCELS 3 AND 4 AND A PORTION OF PARCELS 2, 5 AND 11, AS SAID PARCELS ARE DESCRIBED IN THAT CERTAIN JUDGMENT RECORDED IN BOOK E6 OF OFFICIAL

RECORDS, PAGE 1229, ALSO BEING A SUBDIVISION OF LOT 112 OF ASSESSOR’S BLOCK 3706.

SAID MAP WAS RECORDED ON MAY 2, 1997, IN BOOK 43 OF PARCEL MAPS, AT PAGES 70 AND 71 OF OFFICIAL RECORDS.

PARCEL THREE IS FURTHER DESCRIBED AS FOLLOWS:

PARCEL 3706-H(2A):

PARCEL A:

ALL THAT REAL PROPERTY BELOW A HORIZONTAL PLANE AT ELEVATION 24.0 FEET (CITY AND COUNTY OF SAN FRANCISCO DATUM), BOUNDED BY PLANES PROJECTED VERTICALLY BELOW THE SURFACE LIMITS OF CERTAIN LAND, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHWESTERLY LINE OF MISSION STREET WITH THE NORTHEASTERLY LINE OF FOURTH STREET; THENCE NORTHEASTERLY ALONG SAID LINE OF MISSION STREET, 678.954 FEET TO A POINT DISTANT THEREON 147 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF THIRD STREET; THENCE NORTHWESTERLY, AT A RIGHT ANGLE TO SAID LINE OF MISSION STREET, 105.167 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTHWESTERLY, PERPENDICULAR TO THE NORTHWESTERLY LINE OF MISSION STREET, 55.056 FEET TO A POINT DISTANT 185 FEET SOUTHEASTERLY, AT A RIGHT ANGLE TO THE SOUTHEASTERLY LINE OF STEVENSON STREET; THENCE NORTHEASTERLY, PARALLEL TO THE NORTHWESTERLY LINE OF MISSION STREET, 147 FEET TO THE SOUTHWESTERLY LINE OF THIRD STREET; THENCE AT A RIGHT ANGLE, SOUTHEASTERLY ALONG SAID LINE OF THIRD STREET, 55.056 FEET TO A POINT DISTANT THEREON 105.167 FEET NORTHWESTERLY FROM THE NORTHWESTERLY LINE OF MISSION STREET; THENCE SOUTHWESTERLY, PARALLEL TO THE NORTHWESTERLY LINE OF MISSION STREET, 147 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL B:

ALL THAT REAL PROPERTY ABOVE A HORIZONTAL PLANE AT ELEVATION 24.0 FEET (CITY AND COUNTY OF SAN FRANCISCO DATUM), BOUNDED BY PLANES PROJECTED VERTICALLY BELOW THE SURFACE LIMITS OF CERTAIN LAND, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHWESTERLY LINE OF MISSION STREET WITH THE NORTHEASTERLY LINE OF FOURTH STREET; THENCE NORTHEASTERLY ALONG SAID LINE OF MISSION STREET, 678.954 FEET TO A POINT DISTANT THEREON 147 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF THIRD STREET; THENCE NORTHWESTERLY, AT A RIGHT ANGLE TO THE NORTHWESTERLY LINE OF MISSION STREET, 105.167 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTHEASTERLY, PARALLEL WITH THE NORTHWESTERLY

LINE OF MISSION STREET, 147 FEET TO THE SOUTHWESTERLY LINE OF THIRD STREET; THENCE NORTHWESTERLY ALONG SAID LINE OF THIRD STREET, 55.056 FEET TO A POINT DISTANT THEREON 185 FEET SOUTHEASTERLY FROM THE SOUTHEASTERLY LINE OF STEVENSON STREET; THENCE SOUTHWESTERLY, PARALLEL WITH THE NORTHWESTERLY LINE OF MISSION STREET, 220 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 37.223 FEET TO A POINT DISTANT 123 FEET NORTHWESTERLY, AT A RIGHT ANGLE TO THE NORTHWESTERLY LINE OF MISSION STREET; THENCE NORTHEASTERLY, PARALLEL WITH SAID LINE OF MISSION STREET, 73 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 17.833 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL FOUR:

PARCEL 3706-H(2B):

ALL THAT REAL PROPERTY BELOW A HORIZONTAL PLANE AT ELEVATION 24.0 FEET (CITY AND COUNTY OF SAN FRANCISCO DATUM), BOUNDED BY PLANES PROJECTED VERTICALLY BELOW THE SURFACE LIMITS OF CERTAIN LAND, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHWESTERLY LINE OF MISSION STREET WITH THE NORTHEASTERLY LINE OF FOURTH STREET; THENCE NORTHEASTERLY ALONG SAID LINE OF MISSION STREET, 678.954 FEET TO A POINT DISTANT THEREON 147 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF THIRD STREET; THENCE NORTHWESTERLY, AT A RIGHT ANGLE TO THE NORTHWESTERLY LINE OF MISSION STREET, 123 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTHWESTERLY, PARALLEL WITH THE NORTHWESTERLY LINE OF MISSION STREET, 73 FEET; THENCE AT A RIGHT ANGLE NORTHWESTERLY 37.223 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY 73 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 37.223 FEET TO THE TRUE POINT OF BEGINNING.

LOT 114, BLOCK 3706

PARCEL FIVE:

EASEMENTS AS SET FORTH IN AND GRANTED PURSUANT TO AND UPON THE TERMS, COVENANTS AND CONDITIONS OF THAT CERTAIN INSTRUMENT ENTITLED, “JESSIE SQUARE GARAGE CONSTRUCTION, OPERATION AND RECIPROCAL EASEMENT AGREEMENT”, BY AND AMONG L-O SOMA HOLDING, INC., A DELAWARE CORPORATION, THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA, A PUBLIC BODY, CORPORATE AND POLITIC, AND JESSE SQUARE GARAGE PARTNERS LLC, A DELAWARE LIMITED LIABILITY COMPANY, RECORDED APRIL 29, 2003, IN REEL 1376, IMAGE 813, AS INSTRUMENT NO. 2003-H425880, OFFICIAL RECORDS, AND WHICH ARE EXPRESSED TO BE APPURTENANT TO THE LANDS DESCRIBED IN PARCELS ONE, TWO THREE AND FOUR.

SAID LAND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE SOUTHWESTERLY LINE OF THIRD STREET WITH THE SOUTHEASTERLY LINE OF STEVENSON STREET; THENCE SOUTHEASTERLY ALONG SAID SOUTHWESTERLY LINE OF THIRD STREET, A DISTANCE OF 240.06 FEET; THENCE SOUTHWESTERLY ALONG A LINE PARALLEL WITH AND DISTANT NORTHWESTERLY 105.17 FEET; MEASURED AT RIGHT ANGLES, FROM THE NORTHWESTERLY LINE OF MISSION STREET, A DISTANCE OF 147,00, THENCE NORTHWESTERLY ALONG A COURSE PARALLEL TO SAID THIRD STREET, A DISTANCE OF 17.83 FEET; THENCE SOUTHWESTERLY ALONG A COURSE PARALLEL TO SAID MISSION STREET, A DISTANCE OF 73.00 FEET; THENCE NORTHWESTERLY PARALLEL TO SAID THIRD STREET, A DISTANCE OF 147.22 FEET; THENCE NORTHEASTERLY PARALLEL TO SAID MISSION STREET, A DISTANCE OF 14.76 FEET; THENCE NORTHWESTERLY ALONG A COURSE PARALLEL TO SAID THIRD STREET, A DISTANCE OF 75.00 FEET TO A POINT ON THE SOUTHEASTERLY LINE OF STEVENSON STREET; THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY LINE A DISTANCE OF 205.24 FEET TO THE POINT OF BEGINNING.

APN: LOTS 74 AND 114, BLOCK 3706

Schedule 2.1(a)-2

New York Land

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan City, County and State of New York bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of West 55th Street with the westerly side of Seventh Avenue;

RUNNING THENCE westerly along the northerly side of West 55th Street, l75 feet;

THENCE northerly on a line parallel with the westerly side of Seventh Avenue, 200 feet 10 inches to the southerly side of West 56th Street;

THENCE easterly along said southerly side of West 56th Street, 175 feet to the westerly side of Seventh Avenue;

THENCE southerly along the westerly side of Seventh Avenue, 200 feet 10 inches to the point or place of BEGINNING.

Schedule 7.9(c)

Multiemployer Pension Plans

California Hotel

1.              Western Conference of Teamster Pension Trust (Local 856)

2.              SF Culinary Bartenders & Service Employee Welfare Fund (Local 2)

3.              Stationary Engineers Local 39 Trust Funds (Local 39)

New York Hotel

1.              New York Hotel Trades Council and Hotel Association of New York City, Inc. Pension Fund

Annex I

FORM OF JOINDER AGREEMENT

[ • ], 20[ • ]

Viva Soma, LP, a Delaware limited partnership, Viva Soma Lessee, Inc., a Delaware corporation,  PC Festivus, LLC, a Delaware limited liability company, and  PC Festivus Lessee, LLC, a Delaware limited liability company (collectively, the “Joining Party”), is executing and delivering this Joinder Agreement (this “Joinder”) to the Purchase and Sale Agreement dated as of August 20, 2018 (as amended, modified, or supplemented from time to time, the “Purchase Agreement”), by and among Pebblebrook Hotel Trust, a Maryland real estate investment trust (“Facilitator”), and Saddletree Capital Partners LLC, a Delaware limited liability company (“Purchaser”).  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

By executing and delivering this Joinder, the Joining Party hereby (a) agrees that it shall be deemed a party to and bound by the terms and conditions of the Purchase Agreement, (b) agrees that it shall comply with the terms and conditions of and perform the obligations of the Hotel Owners set forth in the Purchase Agreement, (c) confirms the Express Representations made on its behalf by Facilitator, and (d) agrees to use its commercially reasonable efforts, from and after the date hereof, to cause the transactions contemplated by the Purchase Agreement to be consummated.

This Joinder shall be governed by, and construed in accordance with the Laws of the State of New York, without regard to principles of conflicts of laws thereof.

[Signature Page Follows]

Accordingly, the undersigned has executed and delivered this Joinder as of the date first written above.

JOINING PARTY

VIVA SOMA, LP,
a Delaware limited partnership

By:
Name:
Title:

VIVA SOMA LESSEE, INC.,
a Delaware corporation

By:
Name:
Title:

PC FESTIVUS, LLC,
a Delaware limited liability company

By:
Name:
Title:

PC FESTIVUS LESSEE, LLC,
a Delaware limited liability company

By:
Name:
Title: